                                                                       EXHIBIT 2

                            THE ONEIDA SAVINGS BANK
                            PLAN OF REORGANIZATION
                          FROM A MUTUAL SAVINGS BANK
                          TO A MUTUAL HOLDING COMPANY
                            AND STOCK ISSUANCE PLAN

                               TABLE OF CONTENTS

1.       Introduction - Business Purpose.......................................................................   1
2.       Definitions...........................................................................................   2
3.       The Reorganization....................................................................................   7
4.       Conditions to Implementation of the Reorganization....................................................  10
5.       Special Meeting and Vote Required to Approve the Plan.................................................  11
6.       Charters and Bylaws...................................................................................  12
7.       Liquidation and Voting Rights.........................................................................  12
8.       Conversion of MHC to a Federal MHC....................................................................  12
9.       Conversion of MHC to Stock Form.......................................................................  12
10.      Timing of the Reorganization and Sale of Capital Stock................................................  13
11.      Number of Shares to be Offered........................................................................  14
12.      Independent Valuation and Purchase Price of Shares....................................................  14
13.      Method of Offering Shares and Rights to Purchase Stock................................................  15
14.      Additional Limitations on Purchases of Common Stock...................................................  17
15.      Payment for Stock.....................................................................................  19
16.      Manner of Exercising Subscription Rights Through Order Forms..........................................  20
17.      Undelivered, Defective or Late Order Form; Insufficient Payment.......................................  21
18.      Completion of the Stock Offering......................................................................  21
19.      Market for Common Stock...............................................................................  21
20.      Stock Purchases by Management's After the Stock Offering..............................................  21
21.      Resales of Stock by Management Persons................................................................  22
22.      Stock Certificates....................................................................................  22
23.      Restriction on Financing Stock Purchases..............................................................  22
24.      Stock Benefit Plans...................................................................................  22
25.      Post-Reorganization Filing and Market Making..........................................................  23
26.      Liquidation Account...................................................................................  23
27.      Employment and Other Severance Agreements.............................................................  24
28.      Payment of Dividends and Repurchase of Stock..........................................................  24
29.       Establishment of Charitable Foundation...............................................................  25
30.      Interpretation........................................................................................  25
31.      Reorganization and Stock Offering Expenses............................................................  25
32.      Amendment or Termination of the Plan..................................................................  25

Exhibits
--------
Exhibit A         Restated Organization Certificate and Bylaws of the Bank
Exhibit B         Certificate of Incorporation and Bylaws of the Holding Company
Exhibit C         Organization Certificate and Bylaws of the Mutual Holding
                  Company

1.   INTRODUCTION - BUSINESS PURPOSE

     The Board of Trustees of The Oneida Savings Bank (the "Bank") has adopted this Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan (the "Plan") pursuant to which the Bank proposes to reorganize from a state-chartered mutual savings bank into the mutual holding company structure (the "Reorganization") under the laws of the State of New York and the regulations of the Banking Board and the FDIC, and other applicable Federal laws and regulations. As part of the Reorganization and the Plan, the Bank will convert to a New York-chartered stock savings bank (the "Stock Bank"), and will establish Oneida Financial, MHC (the "MHC") as a New York corporation and Oneida Financial Corp. (the "Holding Company") as a Delaware corporation. The Holding Company will be a majority-owned subsidiary of the MHC at all times so long as the MHC remains in existence, and the Stock Bank will become a wholly-owned subsidiary of the Holding Company. Concurrently with the Reorganization, the Holding Company intends to offer for sale up to 49.0% of its Common Stock in the Stock Offering on a priority basis to qualifying depositors and Tax-Qualified Employee Plans of the Bank, with any remaining shares offered to the public in a Community Offering. The Board of Trustees may, in its sole discretion, elect to form the MHC and Holding Company as federal corporations chartered and regulated by the Office of Thrift Supervision ("OTS") in which case all references to holding company applications to, and regulation by, the FRB or the Department, shall mean the OTS.

     The primary purpose of the Reorganization is to establish a holding company and stock savings bank charter which will enable the Bank to compete and expand more effectively in the financial services marketplace. The Reorganization will permit the Holding Company to issue Capital Stock, which is a source of capital not available to mutual savings banks. Since the Holding Company will not be offering all of its common stock for sale to depositors and the public in the Stock Offering, the Reorganization will result in less capital raised in comparison to a standard mutual-to-stock conversion. The Reorganization also will offer the Bank more capital raising opportunities to effect future transactions, including the acquisition of banks and other financial services companies, since a majority of the Holding Company's common stock will be available for sale in the future. It will also provide the Bank with greater flexibility to structure and finance the expansion of its operations, including the potential acquisition of other financial institutions. Lastly, the Reorganization will enable the Bank to better manage its capital by providing broader investment opportunities through the holding company structure and by enabling the Bank to distribute excess capital to stockholders of the Holding Company. Although the Reorganization and Stock Offering will create a stock savings bank and stock holding company, only a minority of the Common Stock will be offered for sale in the Stock Offering. As a result, the Bank's mutual form of ownership and its ability to remain an independent savings bank and to provide community-oriented financial services will be preserved through the mutual holding company structure.

     As part of the Reorganization, and consistent with the Bank's ongoing commitment to remain an independent community-oriented savings bank, the Bank may establish a charitable foundation. The charitable foundation would be intended to compliment the Bank's existing community reinvestment and charitable activities in a manner that would allow the local community to share in the growth and success of the Bank. The Holding Company may donate to the charitable foundation immediately following the Reorganization cash, securities or Common Stock in an amount equal to up to 5% of the Common Stock issued in the Stock Offering.

      This Plan has been unanimously approved by the Board of Trustees of the Bank and must be approved by the affirmative vote of at least (i) a majority of the eligible votes of Voting Depositors, and (ii) 75% of the aggregate dollar amount of deposits of the Voting Depositors represented at the Special Meeting either in person or by valid proxy and entitled to vote thereat. Each Voting Depositor will be entitled to cast one vote for each $100 or fraction thereof of deposits in the Bank on the Voting Record Date. No Voting Depositor may cast more than 1,000 votes at the Special Meeting. By approving the Plan, the Voting Depositors will also be approving all steps necessary and incidental to the formation of the Stock Bank, the Holding Company and the MHC, including any merger necessary to consummate the Reorganization. The Reorganization is subject to the approval of the Superintendent, the Federal Reserve Board and the FDIC.

2.   DEFINITIONS

     As used in this Plan, the terms set forth below have the following meanings:

     ACTING IN CONCERT: Means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; (ii) a combination or pooling of votes or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or (iii) a person or company which acts in concert with another persons or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with the other party, except that any Tax-Qualified Employee Benefit Plan or Non-Tax-Qualified Employee Benefit Plan will not be deemed to be acting in concert with any other Tax-Qualified Employee Benefit Plan or Non-Tax-Qualified Employee Benefit Plan or with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. The determination of whether a group is acting in concert shall be made solely by the Board of Trustees of the Bank or officers delegated by such Board, and may be based on any evidence upon which the Board or such delegatee chooses to rely.

     ACTUAL SUBSCRIPTION PRICE: The price per share, determined as provided in this Plan, at which the Common Stock will be sold in the Subscription Offering.

     AFFILIATE: Any person that controls, is controlled by, or is under common control with another person.

     ASSOCIATE: The term "Associate," when used to indicate a relationship with any person, means: (i) any corporation or organization (other than the Bank, the Holding Company, the MHC or a majority-owned subsidiary of any thereof) of which such person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity;
(iii) any relative or spouse of such person or any relative of such spouse, who has the same home as such person or who is a director or officer of the Bank, the MHC, the Stock Holding Company or any subsidiary of the MHC or the Holding Company or any affiliate thereof; and (iv) any person acting in concert with any of the persons or entities specified in clauses (i) through (iii) above; provided, however, that any Tax-Qualified or Non-Tax-Qualified Employee Plan shall not be deemed to be an associate of any trustee, director or officer of the MHC, the Holding Company or the Bank, to the extent provided in Sections 11-13 hereof. When used to refer to a person other than an officer or director of the Bank, the Bank in its sole discretion may determine the persons that are Associates of other persons.

     BANK: The Oneida Savings Bank in its pre-Reorganization form and post-Reorganization stock form, as indicated by the context.

     BANKING BOARD: The Banking Board of the New York State Banking Department.

     BANKING LAW: The Banking Law of the State of New York.

     BHCA: The Bank Holding Company Act of 1956, as amended.

     BIF: The Bank Insurance Fund.

     BMA: The Bank Merger Act.

     CAPITAL STOCK: Any and all authorized stock of the Bank or the Holding Company.

     CHARITABLE FOUNDATION: The Charitable Foundation established in connection with the Reorganization pursuant to Section 29 of this Plan.

     COMMON STOCK: Common stock issuable by the Holding Company in connection with the Reorganization, including securities convertible into Common Stock, pursuant to its certificate of incorporation.

     COMMUNITY: (i) Madison County, New York, (ii) the towns or cities of Annsville, Camden, Florence, Sherrill, Vernon, Verona and Vienna in Oneida County, and (iii) the towns of Fabius, Manlius and Pompey in Onondaga County.

     COMMUNITY OFFERING: The offering to certain members of the general public of any unsubscribed shares in the Subscription Offering which may be effected pursuant to this Plan. The Community Offering may include a syndicated community offering or public offering.

     DEPARTMENT: The State of New York Banking Department.

     DEPOSIT ACCOUNT(S):  All withdrawable deposits of the Bank as defined in
Section 9019 of the Banking Law, including, without limitation, savings, time, demand, NOW accounts, money market, certificate and passbook accounts maintained by the Bank.

     COMMUNITY OFFERING: The offering to certain members of the general public of any unsubscribed shares in the Subscription Offering which may be effected pursuant to this Plan. The Community Offering may include a syndicated community offering or public offering.

     EFFECTIVE DATE: The date upon which all necessary approvals have been obtained to consummate the Reorganization, and the transfer of assets and liabilities of the Bank to the Stock Bank is completed.

     ELIGIBLE ACCOUNT HOLDER: Any person holding a Qualifying Deposit on the Eligibility Record Date.

     ELIGIBILITY RECORD DATE: December 31, 1996, the date for determining who qualifies as an Eligible Account Holder.

     ESOP:  The Bank's employee stock ownership plan.

     ESTIMATED VALUATION RANGE: The range of the estimated pro forma market value of the total number of shares of Common Stock to be issued by the Holding Company to the MHC and to Minority Stockholders, as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter.

     EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

     FDIC:  The Federal Deposit Insurance Corporation.

     FRB: The Board of Governors of the Federal Reserve System.

     HOLDING COMPANY: Oneida Financial Corp., the Delaware or federal corporation which will be majority-owned by the MHC and which will own 100% of the common stock of the Bank.

     HOLDING COMPANY APPLICATION: The holding company application to be submitted by the MHC and the Holding Company to the FRB to have the MHC and the Holding Company acquire direct and indirect control of the Bank.

     INDEPENDENT APPRAISER: The appraiser retained by the Bank to prepare an appraisal of the pro forma market value of the Bank and the Holding Company.

     INDEPENDENT VALUATION: The estimated pro forma market value of the Holding Company and the Bank as determined by the Independent Appraiser.

     LIQUIDATION ACCOUNT: The liquidation account established pursuant to this Plan.

     MANAGEMENT PERSON: Any Officer or Trustee of the Bank or any Affiliate of the Bank, and any person acting in concert with any such Officer or Trustee.

     MARKETING AGENT: The broker-dealer responsible for organizing and managing the Stock Offering and sale of the Common Stock.

     MARKET MAKER: A dealer (i.e., any person who engages directly or indirectly as agent, broker, or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security, (i) regularly publishes bona fide competitive bid and offer quotations on request, and (ii) is ready, willing and able to effect transactions in reasonable quantities at the dealer's quoted prices with other brokers or dealers.

     MHC: Oneida Financial, MHC, the mutual holding company resulting from the Reorganization.

     MINORITY OWNERSHIP INTEREST: The shares of the Holding Company's Common Stock owned by persons other than the MHC, expressed as a percentage of the total shares of Holding Company Common Stock outstanding.

     MINORITY STOCKHOLDER: Any owner of the Holding Company's Common Stock, other than the MHC.

     MINORITY STOCK OFFERING: One or more offerings of up to 49% in the aggregate of the outstanding Common Stock of the Holding Company to persons other than the MHC.

     NON-VOTING STOCK: Any Capital Stock other than Voting Stock.

     NOTICE: The Notice of Mutual Holding Company Reorganization to be submitted by the Bank to the FDIC and the Department to notify the FDIC and the Department of the Reorganization and the Stock Offering.

     OFFERING RANGE: The aggregate purchase price of the Common Stock to be sold in the Stock Offering based on the Independent Valuation expressed as a range which may vary within 15% above or 15% below the midpoint of such range, with a possible adjustment by up to 15% above the maximum of such range. The Offering Range will be based on the Estimated Valuation Range, but will represent a Minority Ownership Interest equal to up to 49% of the Common Stock.

     OFFICER: An executive officer of the Holding Company or the Bank, including the Chief Executive Officer, President, Executive Vice President, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary, Treasurer and any other employee participating in major policy making functions of the institution.

     PERSON: An individual, corporation, partnership, association, joint-stock company, trust (including Individual Retirement Accounts and KEOGH Accounts), unincorporated organization, government entity or political subdivision thereof or any other entity.

     PLAN: This Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan.

     QUALIFYING DEPOSIT: The aggregate of one or more Deposit Accounts with an aggregate balance of $100 or more as of the close of business on the Eligibility Record Date or as of the close of business on the Supplemental Eligibility Record Date, as the case may be. Deposit Accounts with aggregate total deposit balances of less than $100 shall not constitute a Qualifying Deposit.

     REGULATIONS: The regulations of the Banking Board regarding mutual holding companies and conversion to stock form, and the regulations of the FDIC, but only to the extent the regulations of the FDIC conflict with Parts 86 and 111 of the General Regulations of the New York Banking Board.

     REORGANIZATION: The reorganization of the Bank into the mutual holding company structure including the organization of the MHC, the Holding Company and the Stock Bank pursuant to this Plan.

     RESIDENT: The terms "resident" "residence," "reside," or "residing" as used herein with respect to any person shall mean any person who occupies a dwelling within the Bank's Community, has an intent to remain with the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, the circumstances of the trustee shall be examined for purposes of this definition. The Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Bank.

     SEC:  The Securities and Exchange Commission.

     SPECIAL MEETING: The Special Meeting of Depositors, and any adjournment thereof, called for the purpose of considering and voting on the Plan.

     STOCK BANK: The New York chartered stock savings bank resulting from the Reorganization in accordance with the Plan.

     STOCK OFFERING: The offering of Common Stock of the Holding Company to the Charitable Foundation (if adopted) and to persons other than the MHC in the Subscription Offering and, to the extent shares remain available, in a Community Offering or Syndicated Community Offering.

     SUBSCRIPTION OFFERING: The offering of Common Stock of the Holding Company to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, and trustees, Officers and Employees for subscription and purchase pursuant to this Plan.

     SUBSIDIARY: A company that is controlled by another company, either directly or indirectly through one or more subsidiaries.

     SUPERINTENDENT: The Superintendent of Banks of the State of New York.

     SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER: Any person holding a Qualifying Deposit on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder, a Tax-Qualified Employee Plan or an Officer or Trustee of the Bank.

     SUPPLEMENTAL ELIGIBILITY RECORD DATE: The supplemental record date for determining who qualifies as a Supplemental Eligible Account Holder. The Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding the Superintendent's approval of the Reorganization.

     SYNDICATED COMMUNITY OFFERING: At the discretion of the Bank and the Holding Company, the offering of Common Stock following or contemporaneously with the Community Offering through a syndicate of broker-dealers.

     TAX-QUALIFIED EMPLOYEE PLANS: Any defined benefit plan or defined contribution plan (including any employee stock ownership plan, stock bonus plan, profit-sharing plan, or other plan) of the Bank, the Holding Company, the MHC or any of their affiliates, which, with its related trusts, meets the requirements to be qualified under Section 401 of the Internal Revenue Code. The term Non-Tax-Qualified Employee Benefit Plan means any defined benefit plan or defined contribution plan which is not so qualified.

     TRUSTEE: A trustee of the Bank on or before the Effective Date.

     VOTING DEPOSITOR: An Eligible Account Holder who continues to have a Deposit Account as of the Voting Record Date.

     VOTING RECORD DATE: The date established by the Bank for determining eligibility to vote on the Plan at the Special Meeting.

     VOTING STOCK:

     (1) Voting Stock means common stock or preferred stock, or similar interests if the shares by statute, charter or in any manner, entitle the holder: (i) To vote for or to select directors of the Bank or the Holding Company; and (ii) To vote on or to direct the conduct of the operations or other significant policies of the Bank or the Holding Company.

     (2) Notwithstanding paragraph (1) above, preferred stock is not "Voting Stock" if: (i) Voting rights associated with the preferred stock are limited solely to the type customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preferences of the preferred stock, such as the issuance of additional amounts or classes of senior securities, the modification of the terms of the preferred stock, the dissolution of the Bank or the Holding Company, or the payment of dividends by the Bank or the Holding Company when preferred dividends are in arrears; (ii) The preferred stock represents an essentially passive investment or financing device and does not otherwise provide the holder with control over the issuer; and (iii) The preferred stock does not at the time entitle the holder, by statute, charter, or otherwise, to select or to vote for the selection of directors of the Bank or the Holding Company.

     (3) Notwithstanding anything in paragraphs (1) and (2) above, "Voting Stock" shall be deemed to include preferred stock and other securities that, upon transfer or otherwise, are convertible into Voting Stock or exercisable to acquire Voting Stock where the holder of the stock, convertible security or right to acquire Voting Stock has the preponderant economic risk in the underlying Voting Stock. Securities immediately convertible into Voting Stock at the option of the holder without payment of additional consideration shall be deemed to constitute the Voting Stock into which they are convertible; other convertible securities and rights to acquire Voting Stock shall not be deemed to vest the holder with the preponderant economic risk in the underlying Voting Stock if the holder has paid less than 50% of the consideration required to directly acquire the Voting Stock and has no other economic interest in the underlying Voting Stock.

3.   THE REORGANIZATION

     A.  ORGANIZATION OF THE HOLDING COMPANIES AND THE BANK

     As part of the Reorganization, the Bank will convert to a New York stock savings bank and will establish the Holding Company as a Delaware corporation and the MHC as a New York corporation. The Reorganization will be effected as follows, or in any manner approved by the Superintendent that is consistent with the purposes of this Plan and applicable laws and regulations. As follows:

     (i) the Bank will organize an interim stock savings bank as a wholly-owned subsidiary ("Interim One"); (ii) Interim One will organize an interim stock savings bank as a wholly-owned subsidiary ("Interim Two"); (iii) Interim One will organize the Holding Company as a wholly-owned subsidiary; (iv) the Bank will exchange its charter for a New York stock savings bank charter to become the Stock Bank and Interim One will exchange its charter for a New York mutual holding company charter to become the MHC; (v) simultaneously with step (iv), Interim Two will merge with and into the Stock Bank with the Stock Bank as the resulting institution; (vi) all of the initially issued stock of the Stock Bank will be transferred to the MHC in exchange for membership interests in the MHC; and (vii) the MHC will contribute the capital stock of the Bank to the Holding Company, and the Stock Bank will become a wholly-owned subsidiary of the Holding Company.

     Upon completion of the Reorganization and Stock Offering, the MHC, the Holding Company and the Stock Bank will be structured as follows:

                  -------------        --------------

                    The MHC                Public
                                        Stockholders
                  -------------        --------------
                       At least                Up to
                       51% of                  49% of
                       the                     the
                       Common                  Common
                       Stock                   Stock
                  -----------------------------------

                           The Holding Company

                  -----------------------------------
                                    100% of the
                                    Common Stock
                  -----------------------------------

                            The Stock Bank

                  -----------------------------------

     Contemporaneously with the Reorganization, the Holding Company will offer for sale in the Stock Offering shares of Common Stock representing up to 49% of the pro forma market value of the Holding Company and the Bank. Upon consummation of the Reorganization, the legal existence of the Bank will not terminate, but the Stock Bank will be a continuation of the Bank, and all property of the Bank, including its right, title, and interest in and to all property of whatsoever kind and nature, will inure to the Stock Bank immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed. The Stock Bank will have, hold, and enjoy the same in its right and fully and to the same extent as the same was possessed, held, and enjoyed by the Bank. The Stock Bank will continue to have, succeed to, and be responsible for all the rights, liabilities and obligations of the Bank and will maintain its headquarters and operations at the Bank's present locations.

     Upon consummation of the Reorganization, substantially all of the assets and liabilities (including all savings accounts and demand deposit accounts) of the Bank shall be become the assets and liabilities of the Stock Bank, which will thereupon become an operating savings bank subsidiary of the Holding Company and of the MHC. The Holding Company expects to receive or retain (as the case may be) up to 50% of the net proceeds of the Stock Offering. The Stock Bank may distribute additional capital to the Holding Company following the Reorganization, subject to the applicable regulations governing capital distributions.

     B.  EFFECT ON DEPOSIT ACCOUNTS AND BORROWINGS

     Upon consummation of the Reorganization each deposit account in the Bank on the Effective Date will become a deposit account in the Stock Bank in the same amount and upon the same terms and conditions, and will continue to be federally insured up to the legal maximum by the FDIC in the same manner, as the deposit account existed in the Bank immediately prior to the Reorganization. Upon consummation of the Reorganization, all loans and other borrowings from the Bank shall retain the same status with the Stock Bank after the Reorganization as they had with the Bank immediately prior to the Reorganization.

     C.  THE BANK

     Upon completion of the Reorganization the Stock Bank will be authorized to exercise any and all powers, rights and privileges of, and will be subject to all limitations applicable to, capital stock savings banks under New York law.
A copy of the proposed Restated Organization Certificate and Bylaws of the Stock Bank is attached as Exhibit A and is made a part of this Plan. The Reorganization will not result in any reduction of the amount of retained earnings (other than the assets of the Bank retained by or distributed to the Holding Company or the MHC), undivided profits, and general loss reserves that the Bank had prior to the Reorganization. Such retained earnings and general loss reserves will be accounted for by the MHC, the Holding Company and the Stock Bank on a consolidated basis in accordance with generally accepted accounting principles.

     The initial members of the Board of Directors of the Stock Bank will be the members of the existing Board of Trustees of the Bank. The Stock Bank will be wholly-owned by the Holding Company. The Holding Company will be wholly-owned by its stockholders who will consist of the MHC and the persons who purchase Common Stock in the Stock Offering and any subsequent Minority Stock Offering. Upon the Effective Date of the Reorganization, any liquidation rights of depositors under New York law will be transferred to the MHC and/or the Stock Bank and the Holding Company, subject to the conditions specified below.

     D.  THE HOLDING COMPANY

     The Holding Company will be a Delaware corporation and will be authorized to exercise any and all powers, rights and privileges, and will be subject to all limitations applicable to bank holding companies and savings bank holding companies under applicable federal and New York laws and regulations. The initial members of the Board of Directors of the Holding Company will be the members of the existing Board of Trustees of the Bank. Thereafter, the voting stockholders of the Holding Company will elect annually approximately one-third of the Holding Company's directors. A copy of the Certificate of Incorporation and Bylaws of the Holding Company is attached as Exhibit B and is made part of this Plan.

     The Holding Company will have the power to issue shares of Capital Stock to persons other than the MHC. However, so long as the MHC is in existence, the MHC will be required to own at least 51% of the Voting Stock of the Holding Company. The Holding Company may issue any amount of Non-Voting Stock to persons other than the MHC. The Holding Company will be authorized to undertake one or more Minority Stock Offerings of up to 49% in the aggregate of the total outstanding Common

Stock of the Holding Company, and the Holding Company intends to offer for sale up to 49% of its Common Stock in the Stock Offering.

     E.  THE MUTUAL HOLDING COMPANY

     As a mutual corporation, the MHC will have no stockholders. The trustees of the MHC will have exclusive voting authority as to all matters relating to the MHC other than any conversion of the MHC to stock form. Any liquidation rights of depositors that existed under New York law prior to the Reorganization shall continue in the MHC following the Reorganization. The rights and powers of the MHC will be defined by the MHC's Organization Certificate and Bylaws (a copy of which is attached as Exhibit C and made a part of this Plan) and by applicable statutory and regulatory provisions of Federal and New York law. The MHC will be regulated by the FRB as a bank holding company. In the future, the MHC may elect to be regulated by the Office of Thrift Supervision as a savings and loan holding company, in which case it would be subject to the limitations and restrictions imposed on savings and loan holding companies by Section 10(o)(5) of the Home Owners' Loan Act.

     The New York Banking Law requires that the Board of Directors of a subsidiary savings bank of a mutual holding company include at least one director who is not an officer, employee or director of the mutual holding company or an officer or employee of the stock subsidiary bank, who will represent the interests of minority stockholders of the subsidiary stock bank. Accordingly, the initial members of the Board of Trustees of the MHC will consist of all but one member of the existing Board of Trustees of the Bank. Thereafter, approximately one-third of the trustees of the MHC will be elected annually by the members of the Board of Trustees of the MHC.

4.   CONDITIONS TO IMPLEMENTATION OF THE REORGANIZATION

     Consummation of the Reorganization is conditioned upon the following:

     A. Approval of the Plan by a majority of the Board of Trustees of the Bank.

     B. Approval of the Plan by the affirmative vote of at least (i) a majority of the total eligible votes of the Voting Depositors, and
          (ii) 75% of the aggregate dollar amount of deposits of Voting Depositors represented at the Special Meeting either in person or by valid proxy and entitled to vote at the Special Meeting.

     C. Approval by the Superintendent of the Plan, the Restated Organization Certificate and Bylaws of the Stock Bank and the MHC, and the Banking Board's approval of the Organization Certificate of the MHC, and all other transactions contemplated by the Plan for which approval is required by the Superintendent and the Banking Board.

     D. Submission of the Notice to the FDIC, and the Bank either (i) receives a notice of intent not to object from the FDIC, or (ii) 60 days (subject to extension for an additional 60 days) have passed following the acceptance of a complete Notice by the FDIC.

     E. Approval by the FRB pursuant to the BHCA for the MHC and the Holding Company to become bank holding companies by owning or acquiring, directly or indirectly, the majority of the Stock Bank's common stock to be issued in connection with the Reorganization.

     F. Approval by the FDIC pursuant to the BMA of any merger or transfer of assets and liabilities involving the Bank or an interim savings bank in connection with the Reorganization.

     G. Receipt by the Bank of either a private letter ruling from the Internal Revenue Service or an opinion of the Bank's counsel as to the federal income tax consequences of the Reorganization to the MHC, the Holding Company and the Bank.

     H. Receipt by the Bank of either a private letter ruling of the New York State Department of Revenue or an opinion of counsel or of the Bank's independent public accountants as to the New York income tax consequences of the Reorganization to the MHC, the Holding Company and the Bank.

5.   SPECIAL MEETING AND VOTE REQUIRED TO APPROVE THE PLAN

     Subsequent to the approval of the Plan by the Superintendent, the Special Meeting shall be scheduled in accordance with the Bank's Bylaws. Promptly after receipt of approval and at least 20 days but not more than 45 days prior to the Special Meeting, the Bank shall distribute proxy solicitation materials to all Voting Depositors. The proxy solicitation materials shall include a proxy card and proxy statement and other documents authorized for use by the regulatory authorities. A copy of the Plan will be made available to all Voting Depositors upon request. Pursuant to the Regulations, an affirmative vote of at least (i) a majority of the total eligible votes of Voting Depositors, and (ii) 75% of the aggregate dollar amount of deposits of the Voting Depositors represented at the Special Meeting either in person or by valid proxy and entitled to vote thereat shall be required for approval of the Plan. The Board of Trustees shall appoint an independent custodian and tabulator to receive and hold the proxy cards and to count the votes cast in favor of and in opposition to the Plan. Within five days after the Special Meeting, the President and Secretary of the Bank will certify to the Superintendent the result of the vote taken at the Special Meeting. Each Voting Depositor shall be entitled to cast one vote for each $100 or fraction thereof of deposits in the Bank on the Voting Record Date. No Voting Depositor may cast more than 1,000 votes at the Special Meeting.

6.   CHARTERS AND BYLAWS

     Copies of the proposed Restated Organization Certificate and Bylaws of the Stock Bank, the proposed Certificate of Incorporation and Bylaws of the Holding Company and the proposed Charter and Bylaws of the MHC are attached hereto as Exhibits A, B and C, respectively, and are made a part of this Plan. By their approval of this Plan, the Voting Depositors shall have approved and adopted the Charter and Bylaws of the Bank, the Holding Company and the MHC.

     The total shares of Common Stock authorized under the Holding Company Charter will exceed the shares of Common Stock to be issued to the MHC and the minority stockholders in the Reorganization. In addition, the Certificate of Incorporation of the Holding Company will include provisions that: (i) eliminate cumulative voting for the election of directors; (ii) prohibit any person or group acting in concert

(other than the MHC) from voting shares in excess of 10% of the Common Stock of the Holding Company; and (iii) prohibit persons other than the Board of Directors of the Stock Bank or committees of the Board of Directors of the Stock Bank from calling special meetings of the stockholders of the Stock Bank.

7.   LIQUIDATION AND VOTING RIGHTS

     Following the Reorganization, each Eligible Account Holder and each Supplemental Eligible Account Holder will have an interest in the Liquidation Account established pursuant to this Plan so long as such person remains a depositor of the Stock Bank after the Reorganization. In addition, following the Reorganization, all depositors who had liquidation rights with respect to the Bank as of the date of the Reorganization will continue to have such rights solely with respect to the MHC for so long as they remain depositors of the Stock Bank. In addition, all persons who become depositors of the Stock Bank subsequent to the Reorganization also will have liquidation rights with respect to the MHC. In each case, no person who ceases to be the holder of a Deposit Account with the Bank after the Reorganization shall have any liquidation rights with respect to the MHC.

8.   CONVERSION OF MHC TO A FEDERAL MHC

     Upon completion of the Reorganization, the MHC will be chartered under New York law. The MHC, however, may elect to convert its charter to a federal mutual holding company charter in the future, in which case the MHC would be regulated by the Office of Thrift Supervision ("OTS") or any successor thereto. Such a charter conversion would be subject to the approval of the Board of Trustees of the MHC, the OTS and applicable regulatory authority.

9.   CONVERSION OF MHC TO STOCK FORM

     Following the completion of the Reorganization, the MHC may elect to convert to stock form in accordance with applicable law (a "Conversion Transaction"). There can be no assurance when, if ever, a Conversion Transaction will occur, and the Board of Trustees has no intent or plan to undertake a Conversion Transaction. If the Conversion Transaction does not occur, the MHC will always own a majority of the Common Stock of the Holding Company.

     In a Conversion Transaction, the MHC would merge with and into the Stock Bank or the Holding Company (at the discretion of the MHC), and certain depositors of the Stock Bank would receive the right to subscribe for a number of shares of common stock of the Holding Company, as determined by the formula set forth in the following paragraphs. The additional shares of Common stock of the Holding Company issued in the Conversion Transaction would be sold at their aggregate pro forma market value.

     Any Conversion Transaction shall be fair and equitable to Minority Stockholders. In any Conversion Transaction, Minority Stockholders, if any, will be entitled to maintain the same percentage ownership interest in the Holding Company after the Conversion Transaction as their percentage ownership interest in the Holding Company immediately prior to the Conversion Transaction (i.e., the Minority Ownership Interest), subject only to the following adjustments (if required by federal or state law, regulation, or regulatory policy) to reflect: (i) the cumulative effect of the aggregate amount of dividends waived by the MHC; and (ii) the market value of assets of the MHC (other than common stock of the Holding Company).

     The adjustment referred to in clause (i) of the preceding paragraph above would require that the Minority Ownership Interest (expressed as a percentage) be adjusted by multiplying the Minority Ownership Interest by the following fraction:

   (Holding Company stockholders' equity immediately preceding the Conversion
   --------------------------------------------------------------------------
          Transaction) - (aggregate amount of dividends waived by MHC)
          ------------------------------------------------------------
   Holding Company stockholders' equity immediately preceding the Conversion
                                  Transaction

     The Minority Ownership Interest (expressed as a percentage) shall also be adjusted to reflect any assets of the MHC other than the Common Stock of the Holding Company by multiplying the result obtained in the preceding paragraph by the following fraction:

  (pro forma market value of Holding Company) - (market value of assets of MHC
  ----------------------------------------------------------------------------
                    other than Holding Company common stock)
                    ----------------------------------------
                   pro forma market value of Holding Company

     At the sole discretion of the Board of Trustees of the MHC and the Board of Directors of the Holding Company, a Conversion Transaction may be effected in any other manner necessary to qualify the Conversion Transaction as a tax-free reorganization under applicable federal and state tax laws, provided such Conversion Transaction does not diminish the rights and ownership interest of Minority Stockholders as set forth in the preceding paragraphs. If a Conversion Transaction does not occur, the MHC will always own a majority of the Voting Stock of the Holding Company.

     A Conversion Transaction would require the approval of applicable federal and state bank regulators, and would be presented to a vote of the depositors of the Stock Bank and the stockholders of the Holding Company as of a voting record date prior to the completion of the Conversion Transaction. Federal and state regulatory policy requires that in any Conversion Transaction the depositors of the MHC will be accorded the same stock purchase priorities as if the MHC were a mutual savings bank converting to stock form.

10.  TIMING OF THE REORGANIZATION AND SALE OF CAPITAL STOCK

     The Bank intends to consummate the Reorganization as soon as feasible following the receipt of all approvals referred to in Section 4 of the Plan. Subject to the approval of the FDIC, the FRB and the Superintendent, the Holding Company intends to commence the Stock Offering concurrently with the proxy solicitation of Voting Depositors. Subject to regulatory approval, the Holding Company may close the Stock Offering before the Special Meeting, provided that the offer and sale of the Common Stock shall be conditioned upon approval of the Plan by the Voting Depositors at the Special Meeting. The Bank's proxy solicitation materials may permit certain Voting Depositors to return to the Bank by a reasonable date certain a postage paid card or other written communication requesting receipt of the prospectus if the prospectus is not mailed concurrently with the proxy solicitation materials. The Stock Offering shall be conducted in compliance with the securities offering regulations of the FDIC, the SEC and the Banking Board. The Bank will not finance or loan funds to any person to purchase Common Stock.

11.  NUMBER OF SHARES TO BE OFFERED

     A. The total number of shares (or range thereof) of Common Stock to be issued and offered for sale pursuant to the Plan shall be determined initially by the Board of Trustees of the Bank and the

Board of Directors of the Holding Company in conjunction with the determination of the Independent Appraiser. The number of shares to be offered may be adjusted prior to completion of the Stock Offering. The total number of shares of Common Stock that may be issued to persons other than the MHC at the close of the Stock Offering must be no greater than 49.0% of the issued and outstanding shares of Common Stock of the Holding Company.

     B. For a period of 30 days following the completion of the Reorganization, the Boards of Directors of the Holding Company and the MHC, in their sole discretion, may determine to issue or allocate shares of Common Stock ("Contingent Shares") (a) to subscribers to fill orders resulting from (i) any allocation oversights in the event of an oversubscription, (ii) lost or damaged stock order forms which the Company's Board determines should have been filled in the Offering, or (iii) orders initially rejected but later found to be legitimate, or (b) in the event of an issuance described in (a), to the MHC in order to maintain a Minority Ownership Interest at a percentage desired by the Boards of Directors of the MHC and the Holding Company. Contingent Shares may be authorized but unissued shares or shares issued to the MHC in the Reorganization, and shall include no more than a number of shares equal to 2% of the shares issued in the Offering. Contingent Shares will not be included in the total number of shares for purposes of determining any individual or maximum purchase limitation or the number of shares of stock to be purchased by Tax-Qualified Employee Plans. In the event of an oversubscription in the Offering, Contingent Shares will be allocated to a subscriber based upon the allocation of shares to persons who had the same or similar deposit account balance as that subscriber.

12.  INDEPENDENT VALUATION AND PURCHASE PRICE OF SHARES

     The total number of shares (and a range thereof) (the "Offering Range") of Common Stock to be issued and offered for sale in the Stock Offering will be determined jointly by the Board of Trustees of the Bank and the Board of Directors of the Holding Company immediately prior to the commencement of the Subscription and Community Offerings, subject to adjustment thereafter if necessitated by market or financial conditions, with the approval of the FDIC and the Superintendent, if necessary. In particular, the total number of shares may be increased by up to 15% of the number of shares offered in the Subscription and Community Offerings if the Estimated Valuation Range is increased subsequent to the commencement of the Subscription and Community Offerings to reflect changes in market and financial conditions.

     All shares sold in the Stock Offering will be sold at a uniform price per share referred to in this Plan as the Actual Subscription Price. The aggregate purchase price for all shares of Common Stock will not be inconsistent with the estimated consolidated pro forma market value of the Holding Company and the Bank. The estimated consolidated pro forma market value of the Holding Company and the Bank will be determined for such purpose by the Independent Appraiser. Prior to the commencement of the Subscription and Community Offerings, an Estimated Valuation Range will be established, which range will vary within 15% above to 15% below the midpoint of such range. The shares of Common Stock being sold in the Stock Offering will represent a minority ownership interest in the outstanding Common Stock of the Holding Company equal to up to 49% of the estimated pro forma market value of the Common Stock based upon the Independent Valuation. The percentage of Common Stock offered for sale in the Stock Offering and the Offering Range shall be determined by the Board of Directors of the Holding Company and the Board of Trustees of the Bank prior to commencement of the Subscription and Community

Offerings, and will be confirmed upon completion of the Stock Offering based on the final or updated Independent Valuation submitted by the Independent Appraiser.

     The number of shares of Common Stock to be issued in the Stock Offering and the purchase price per share may be increased or decreased by the Holding Company. In the event that the aggregate purchase price of the Common Stock is below the minimum of the Estimated Valuation Range, or materially above the maximum of the Estimated Valuation Range, resolicitation of purchasers may be required, provided that up to a 15% increase above the maximum of the Estimated Valuation Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the Bank shall establish, with the approval of the FDIC and the Superintendent, if required. Up to a 15% increase in the number of shares to be issued which is supported by an appropriate change in the estimated pro forma market value of the Holding Company will not be deemed to be material so as to require a resolicitation of subscriptions. Based upon the Independent Valuation as updated prior to the commencement of the Subscription and Community Offerings, the Board of Directors of the Holding Company will fix the Actual Subscription Price. If there is a Syndicated Community Offering of shares of Common Stock not subscribed for in the Subscription and Community Offerings, the price per share at which the Common Stock is sold in such Syndicated Community Offering shall be equal to the Actual Subscription Price.

     Notwithstanding the foregoing, no sale of Common Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Holding Company, the Bank and to the FDIC and the Department that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Common Stock at the purchase price per share is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company and the Bank. An increase in the aggregate value of the Common Stock by up to 15% would not be deemed to be material. If such confirmation is not received, the Holding Company may cancel the Stock Offering, extend the Stock Offering and establish a new Actual Subscription Price and/or Estimated Valuation Range, extend, reopen or hold a new Stock Offering or take such other action as the FDIC and the Department may permit. The estimated market value of the Holding Company and the Bank shall be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with FDIC and Department regulations. The Common Stock to be issued in the Stock Offering shall be fully paid and nonassessable.

13.  METHOD OF OFFERING SHARES AND RIGHTS TO PURCHASE STOCK

     In descending order of priority, the opportunity to purchase Common Stock shall be given in the Subscription Offering to: (1) Eligible Account Holders;
(2) Tax-Qualified Employee Plans; (3) Supplemental Eligible Account Holders; and
(4) employees, officers, and trustees. Any shares of Common Stock that are not subscribed for in the Subscription Offering may be offered for sale in a Community Offering. The minimum purchase by any person shall be 25 shares. The Bank may use its discretion in determining whether prospective purchasers are "residents," "associates," or "acting in concert", and in interpreting any and all other provisions of the Plan. All such determinations are in the sole discretion of the Bank, and may be based on whatever evidence the Bank chooses to use in making any such determination.

     In addition to the priorities set forth below, the Board of Directors may establish other priorities for the purchase of Common Stock, subject to the approval of the Banking Board and the FDIC, and may change the order of priorities set forth below if required by the FDIC or the Department. The priorities for the purchase of shares in the Stock Offering are as follows:

      A.  SUBSCRIPTION OFFERING

     PRIORITY 1: ELIGIBLE ACCOUNT HOLDERS. Each Eligible Account Holder shall receive non-transferrable subscription rights to subscribe for shares of Common Stock offered in the Stock Offering in an amount equal to the greater of $100,000, or one-tenth of one percent (.10%) of the total shares offered in the Stock Offering. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each such subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated pro rata to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each such subscriber's Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled; provided that the Bank may, in its sole discretion, and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 5% of the maximum number of shares offered in the Stock Offering, subject to the overall purchase limitations set forth in the Section 14. Subscription rights to purchase Common Stock received by Officers and trustees of the Bank including associates of Officers and trustees, based on their increased deposits in the Bank in the one year preceding the Eligibility Record Date, shall be subordinated to the subscription rights of other Eligible Account Holders. To ensure proper allocation of stock, each Eligible Account Holder must list on his or her subscription order form all Deposit Accounts in which he had an ownership interest as of the Eligibility Record Date.

     PRIORITY 2: TAX-QUALIFIED EMPLOYEE PLANS. The Tax-Qualified Employee Plans shall be given the opportunity to purchase in the aggregate up to 10% of the Common Stock issued in the Stock Offering. In the event of an oversubscription in the Stock Offering, subscriptions for shares by the Tax-Qualified Employee Plans may be satisfied, in whole or in part, out of authorized but unissued shares of the Holding Company (subject to FDIC approval) subject to the maximum purchase limitations applicable to such plans and set forth in Section 13, or may be satisfied, in whole or in part, through open market purchases by the Tax-Qualified Employee Plans subsequent to the closing of the Stock Offering. If the final valuation exceeds the maximum of the Offering Range, up to 10% of Common Stock issued in the Stock Offering may be sold to the Tax Qualified Employee Plans notwithstanding any oversubscription by Eligible Account Holders, subject to FDIC approval.

     PRIORITY 3: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. To the extent there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the Tax-Qualified Employee Plans, each Supplemental Eligible Account Holder shall receive non-transferable subscription rights to subscribe for shares of Common Stock offered in the Stock Offering in an amount equal to the greater of $100,000, or one-tenth of one percent (.10%) of the total shares offered in the Stock Offering. In the event Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and the Tax-Qualified Employee Plans, exceed available shares, the shares of Common Stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that such subscriber's Qualifying Deposits on the Supplemental Eligibility Record Date bear to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled; provided that the Bank may, in its sole discretion, and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 5% of the maximum number of shares offered in the Stock Offering, subject to the overall purchase limitations set forth in Section 14.

     PRIORITY 4: EMPLOYEES, OFFICERS AND TRUSTEES. To the extent that shares remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, Tax-Qualified Employee Plans and Supplemental Eligible Account Holders, each employee, officer and trustee of the Bank shall have the opportunity to purchase up to $100,000 of the Common Stock offered in the Stock Offering; provided that the Bank may, in its sole discretion, and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 5% of the maximum number of shares offered in the Stock Offering, subject to the overall purchase limitations set forth in Section 14. In the event that trustees, officers and employees subscribe for a number of shares, which, when added to the shares subscribed for by Eligible Account Holders, Tax-Qualified Employee Plans and Supplemental Eligible Account Holders is in excess of the total shares offered in the Stock Offering, the subscriptions of such persons will be allocated among trustees, officers and employees on a pro rata basis based on the size of each person's orders.

     B.  COMMUNITY OFFERING/PUBLIC OFFERING

     Any shares of Common Stock not subscribed for in the Subscription Offering may be offered for sale in a Community Offering. This will involve an offering of all unsubscribed shares directly to the general public with a preference given to those natural persons who are residents of the Community. The Community Offering, if any, shall be for a period of not more than 45 days unless extended by the Holding Company and the Bank, and shall commence concurrently with, during or promptly after the Subscription Offering. The Holding Company and the Bank may use an investment banking firm or firms on a best efforts basis to sell the unsubscribed shares in the Subscription and Community Offering. The Holding Company and the Bank may pay a commission or other fee to such investment banking firm or firms as to the shares sold by such firm or firms in the Subscription and Community Offering and may also reimburse such firm or firms for expenses incurred in connection with the sale. The Community Offering may include a syndicated community offering managed by such investment banking firm or firms. The Common Stock will be offered and sold in the Community Offering, in accordance with FDIC and Banking Board regulations, so as to achieve the widest distribution of the Common Stock. No person, individually, or with an Associate or group of persons acting in concert, may subscribe for or purchase more than $100,000 of Common Stock offered in the Community Offering. Further, the Holding Company may limit total subscriptions under this Section 13(B) so as to assure that the number of shares available for the public offering may be up to a specified percentage of the number of shares of Common Stock. Finally, the Holding Company may reserve shares offered in the Community Offering for sales to institutional investors.

     In the event of an oversubscription for shares in the Community Offering, shares may be allocated (to the extent shares remain available) first to cover any reservation of shares for a public offering or institutional orders, next to cover orders of natural persons who are residents of the Community, then to cover the orders of any other person subscribing for shares in the Community Offering so that each such person may receive 1,000 shares, and thereafter, on a pro rata basis to such persons based on the amount of their respective subscriptions.

     The Bank and the Holding Company, in their sole discretion, may reject subscriptions, in whole or in part, received from any person under this Section 13(B).

     Any shares of Common Stock not sold in the Subscription Offering or in the Community Offering, if any, shall then be sold to the underwriters for resale to the general public in a Syndicated Community Offering. It is expected that the Syndicated Community Offering will commence as soon as practicable after termination of the Subscription Offering and the Community Offering, if any.
The Syndicated Community Offering shall be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided herein. The Syndicated Community Offering price and the underwriting discount shall be determined by an underwriting agreement between the Holding Company, the Bank and the underwriters. Such underwriting agreement shall be filed with the FDIC, the Department and the SEC.

     If for any reason a Syndicated Community Offering of unsubscribed shares of Common Stock cannot be effected and any shares remain unsold after the Subscription Offering and the Community Offering, if any, the Board of Directors of the Holding Company and the Board of Trustees of the Bank will seek to make other arrangements for the sale of the remaining shares. Such other arrangements will be subject to the approval of the Superintendent and the FDIC and to compliance with applicable securities laws.

     Depending upon market and financial conditions, the Board of Directors of the Holding Company and the Board of Trustees of the Bank, with the approval of the Department and FDIC, may increase or decrease any of the purchase limitations set forth in this Section 13.

14.  ADDITIONAL LIMITATIONS ON PURCHASES OF COMMON STOCK

     Purchases of Common Stock in the Stock Offering will be subject to the following additional purchase limitations:

     A. The aggregate amount of outstanding Common Stock of the Holding Company owned or controlled by persons other than MHC at the close of the Stock Offering shall not exceed 49% of the Holding Company's total outstanding Common Stock.

     B. No person, Associate thereof, or group of persons acting in concert, may purchase more than $200,000 of Common Stock in the Stock Offering, except that: (i) the Holding Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation up to 5% of the number of shares offered in the Stock Offering; (ii) Tax-Qualified Employee Plans may purchase up to 10% of the shares offered in the Stock Offering; and

          (iii) for purposes of this subsection 14(B) shares to be held by any Tax-Qualified Employee Plan and attributable to a person shall not be aggregated with other shares purchased directly by or otherwise attributable to such person.

     C. The aggregate amount of Common Stock acquired in the Stock Offering by all Management Persons and their Associates, exclusive of any stock acquired by such persons in the secondary market, shall not exceed 30% of the outstanding shares of Common Stock of the Holding Company held by persons other than the MHC at the close of the Stock Offering. In calculating the number of shares held by Management Persons and their Associates under this paragraph or under the provisions of paragraph D of this section, shares held by any Tax-Qualified Employee Benefit Plans of the Bank that are attributable to such persons shall not be counted.

     D. Notwithstanding any other provision of this Plan, no person shall be entitled to purchase any Common Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. The Holding Company and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

     E. The Board of Directors of the Holding Company has the right in its sole discretion to reject any order submitted by a person whose representations the Board of Directors believes to be false or who it otherwise believes, either alone or acting in concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of this Plan.

     F. The Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for Common Stock pursuant to the Plan reside. However, the Holding Company and the Bank are not required to offer Common Stock to any person who resides in a foreign country.

     Prior to the consummation of the Stock Offering, no person shall offer to transfer, or enter into any agreement or understanding to transfer the legal or beneficial ownership of any subscription rights or shares of Common Stock, except pursuant to this Plan.

     EACH PERSON PURCHASING COMMON STOCK IN THE STOCK OFFERING WILL BE DEEMED TO CONFIRM THAT SUCH PURCHASE DOES NOT CONFLICT WITH THE PURCHASE LIMITATIONS IN THIS PLAN. ALL QUESTIONS CONCERNING WHETHER ANY PERSONS ARE ASSOCIATES OR A GROUP ACTING IN CONCERT OR WHETHER ANY PURCHASE CONFLICTS WITH THE PURCHASE LIMITATIONS IN THIS PLAN OR OTHERWISE VIOLATES ANY PROVISION OF THIS PLAN SHALL BE DETERMINED BY THE BANK IN ITS SOLE DISCRETION. SUCH DETERMINATION SHALL BE CONCLUSIVE, FINAL AND BINDING ON ALL PERSONS AND THE BANK MAY TAKE ANY REMEDIAL ACTION, INCLUDING WITHOUT LIMITATION REJECTING THE PURCHASE OR REFERRING THE MATTER TO THE DEPARTMENT FOR ACTION, AS IN ITS SOLE DISCRETION THE BANK MAY DEEM APPROPRIATE.

15.  PAYMENT FOR STOCK

     All payments for Common Stock subscribed for or ordered in the Stock Offering must be delivered in full to the Bank, together with a properly completed and executed order form, or purchase order in the case of the Syndicated Community Offering, on or prior to the expiration date specified on the order form or purchase order, as the case may be, unless such date is extended by the Bank; provided, that if the Employee Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Common Stock subscribed for by such plans at the Actual Subscription Price upon consummation of the Stock Offering, provided that, in the case of the ESOP there is in force from the time of its subscription until the consummation of the Stock Offering, a loan commitment to lend to the ESOP, at such time, the aggregated Actual Subscription Price of the shares for which it subscribed. The Holding Company or the Bank may make scheduled discretionary contributions to an Employee Plan provided such contributions from the Bank, if any, do not cause the Bank to fail to meet its regulatory capital requirement.

     Payment for Common Stock shall be made either by check or money order, or if a purchaser has a Deposit Account in the Bank, such purchaser may pay for the shares subscribed for by authorizing the Bank to make a withdrawal from the purchaser's passbook, money market or certificate account at the Bank in an amount equal to the purchase price of such shares. Such authorized withdrawal, whether from a savings passbook or certificate account, shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirements, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate. Funds for which a withdrawal is authorized will remain in the purchaser's Deposit Account but may not be used by the purchaser until the Common Stock has been sold or the 45-day period (or such longer period as may be approved by the Commissioner) following the Stock Offering has expired, whichever occurs first. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the purchase price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest will be paid by the Bank at a rate, not less than the Bank's passbook rate, established by the Bank on payment for Common Stock received in cash or by check. Such interest will be paid from the date payment is received by the Bank until consummation or termination of the Stock Offering. If for any reason the Stock Offering is not consummated, all payments made by subscribers in the Stock Offering will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal.

16.  MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS

     As soon as practicable after the prospectus prepared by the Holding Company and the Bank has been declared effective by the Department and the SEC, copies of the prospectus and order forms will be distributed to all Eligible Account Holders and Supplemental Eligible Account Holders at their last known addresses appearing on the records of the Bank for the purpose of subscribing for shares of Common Stock in the Subscription Offering and will be made available for use by those persons entitled to purchase in the Direct Community Offering.

     Each order form will be preceded or accompanied by the prospectus describing the Holding Company, the Bank, the Common Stock and the Subscription and Community Offerings. Each order form will contain, among other things, the following:

     A. A specified date by which all order forms must be received by the Bank, which date shall be not less than 20, nor more than 45 days, following the date on which the order forms are mailed by the Bank, and which date will constitute the termination of the Subscription Offering;

     B. The purchase price per share for shares of Common Stock to be sold in the Subscription and Community Offerings;

     C. A description of the minimum and maximum number of shares of Common Stock that may be subscribed for pursuant to the exercise of Subscription Rights or otherwise purchased in the Community Offering;

     D. Instructions as to how the recipient of the order form is to indicate thereon the number of shares of Common Stock for which such person elects to subscribe and the available alternative methods of payment therefor;

     E. An acknowledgment that the recipient of the order form has received a final copy of the prospectus prior to execution of the order form;

     F. A statement indicating the consequences of failing to properly complete and return the order form, including a statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Bank within the subscription period such properly completed and executed order form, together with cash (if delivered in person), check or money order in the full amount of the purchase price as specified in the order form for the shares of Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the order form that the Bank withdraw said amount from the subscriber's Deposit Account at the Bank); and

     G. A statement to the effect that the executed order form, once received by the Bank, may not be modified or amended by the subscriber without the consent of the Bank.

     Notwithstanding the above, the Bank and the Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimilied order forms.

17.  UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT

     In the event order forms (a) are not delivered and are returned to the Bank by the United States Postal Service or the Bank is unable to locate the addressee, (b) are not received back by the Bank or are received by the Bank after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment for the shares of Common Stock subscribed for (including cases in which Deposit Accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the person to whom such rights have been granted will lapse as though such person failed to return the order form within the time period specified thereon; provided, that the Bank may, but will not be required to, waive any immaterial irregularity on any order form or require the submission of corrected order forms or the remittance of full payment for subscribed shares by such date as the Bank may specify. The interpretation by the Bank of terms and conditions of this Plan and of the order forms will be final, subject to the authority of the Department and the FDIC.

18.  COMPLETION OF THE STOCK OFFERING

     The Stock Offering will be terminated if not completed within 90 days from the date of approval by the Superintendent, unless an extension is approved by the Superintendent.

19.  MARKET FOR COMMON STOCK

     If at the close of the Stock Offering the Holding Company has more than 100 shareholders of any class of stock, the Holding Company shall use its best efforts to:

     (i) encourage and assist a market maker to establish and maintain a market for that class of stock; and

     (ii) list that class of stock on a national or regional securities exchange, or on the Nasdaq system.

20.  STOCK PURCHASES BY MANAGEMENT PERSONS AFTER THE STOCK OFFERING

     For a period of three years after the proposed Stock Offering, no Management Person or his or her Associates may purchase or acquire direct or indirect beneficial ownership, without the prior written approval of the Superintendent, and, if applicable, the FDIC, any Common Stock of the Holding Company, except from a broker-dealer registered with the SEC. The foregoing shall not apply to purchases of stock made by and held by any Tax-Qualified or Non-Tax Qualified Employee Plan of the Stock Bank or the Holding Company even if such stock is attributable to Management Persons or their Associates.

21.  RESALES OF STOCK BY MANAGEMENT PERSONS

     Common Stock purchased by Management Persons and their Associates in the Stock Offering may not be resold for a period of at least one year following the date of purchase, except in the case of death of the Management Person or Associate.

22.  STOCK CERTIFICATES

     Each stock certificate shall bear a legend giving appropriate notice of the restrictions set forth in Sections 20 and 21 above. Appropriate instructions shall be issued to the Holding Company's transfer agent with respect to applicable restrictions on transfers of such stock. Any shares of stock issued as a stock dividend, stock split or otherwise with respect to such restricted stock, shall be subject to the same restrictions as apply to the restricted stock.

23.  RESTRICTION ON FINANCING STOCK PURCHASES

     The Holding Company will not knowingly offer or sell any of the Common Stock proposed to be issued to any person whose purchase would be financed by funds loaned to the person by the Holding Company, the Bank or any of their Affiliates.

24.  STOCK BENEFIT PLANS

     The Board of Directors of the Stock Bank and/or the Holding Company intend to adopt for the benefit of employees, officers and directors of the Stock Bank, one or more stock benefit plans, including an ESOP, stock award plans and stock option plans, which will be authorized to purchase Common Stock and grant options for Common Stock. However, only the Tax-Qualified Employee Plans will be permitted to purchase Common Stock in the Stock Offering subject to the purchase priorities set forth in this Plan. Subject to the approval of the Superintendent and the FDIC, the Board of Directors of the Bank intends to establish the ESOP and authorize the ESOP and any other Tax-Qualified Employee Plans to purchase in the aggregate up to 10% of the Common Stock issued in the Stock Offering. The Stock Bank or the Holding Company may make scheduled discretionary contributions to one or more Tax-Qualified Employee Plans to purchase Common Stock issued in the Stock Offering or to purchase issued and outstanding shares of Common Stock or authorized but unissued shares of Common Stock subsequent to the completion of the Stock Offering, provided such contributions do not cause the Stock Bank to fail to meet any of its regulatory capital requirements. This Plan shall specifically authorize the grant and issuance by the Holding Company of (i) awards of Common Stock after the Stock Offering pursuant to one or more stock recognition and award plans (the "Recognition Plans") in an amount equal to up to 4% of the number of shares of Common Stock issued in the Stock Offering (and in an amount equal to up to 5% of the number of shares of Common Stock issued in the Stock Offering if the Recognition Plans are adopted more than one year after the completion of the Stock Offering), (ii) options to purchase a number of shares of Common Stock in an amount equal to up to 10% of the number of shares of Common Stock issued in the Stock Offering and shares of Common Stock issuable upon exercise of such options, and (iii) Common Stock to one or more Tax Qualified Employee Plans, including the ESOP, at the closing of the Stock Offering or at any time thereafter, in an amount equal to up to 10% of the number of shares of Common Stock issued in the Stock Offering. Shares awarded to the Tax Qualified Employee Plans or pursuant to the Recognition Plans, and shares issued upon exercise of options may be authorized but unissued shares of the Holding Company's Common Stock, or shares of Common Stock purchased by the Holding Company or such plans in the open market. Any Recognition Plan or stock option plan will be subject to stockholder approval.

25.  POST-REORGANIZATION FILING AND MARKET MAKING

     It is likely that there will be a limited market for the Common Stock sold in the Stock Offering, and purchasers must be prepared to hold the Common Stock for an indefinite period of time. If the Holding Company has more than 35 stockholders of any class of stock, the Holding Company shall register its Common Stock with the SEC pursuant to the Exchange Act, and shall undertake not to deregister such Common Stock for a period of three years thereafter.

26.  LIQUIDATION ACCOUNT

     The Stock Bank or the Holding Company shall establish at the completion of the Reorganization a Liquidation Account in an amount equal to the Bank's net worth (determined in accordance with generally accepted accounting principles) as set forth in the latest statement of financial condition contained in the proxy statement used in connection with obtaining approval of the Reorganization. The Liquidation Account will be maintained by the Stock Bank and/or the Stock Holding Company for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain Deposit Accounts with the Stock Bank following the Reorganization. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Deposit Account, hold a related inchoate interest in a portion of the Liquidation Account balance, in relation to each Deposit Account balance at the Eligibility Record Date or Supplemental Eligibility Record Date, as the case may be, or to such balance as it may be subsequently reduced, as hereinafter provided. The initial Liquidation Account balance shall not be increased, and shall be subject to downward adjustment to the extent of any downward adjustment of any subaccount balance of any Eligible Account Holder or Supplemental Eligible Account Holder in accordance with Section 86.4(g)(5) of the Regulations.

     In the unlikely event of a complete liquidation of the Stock Bank and the Holding Company (and only in such event), following all liquidation payments to creditors (including those to depositors to the extent of their Deposit Accounts) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the Liquidation Account, in the amount of the then-adjusted subaccount balance for his Deposit Account then held, before any liquidation distribution may be made to any holders of the Stock Bank's capital stock. No Conversion Transaction and no merger, consolidation, purchase of bulk assets with assumption of Deposit Accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the Stock Bank or the Holding Company is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

     The initial subaccount balance for a Deposit Account held by an Eligible Account Holder or Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of such Eligible Account Holder's or Supplemental Eligible Account Holder's Qualifying Deposit and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Stock Bank. Such initial subaccount balance shall not be increased, but shall be subject to downward adjustment as described below.

     If, at the close of business on the last day of any period for which the Stock Bank or the Holding Company, as the case may be, has prepared audited financial statements subsequent to the effective date of the Reorganization, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of (i) the balance in the Deposit Account at the close of business on the last day of any period for which the Stock Bank or the Holding Company, as the case may be, has prepared audited financial statements subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, or (ii) the amount in such Deposit Account as of the Eligibility Record Date or Supplemental Eligibility Record Date, the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero. For purposes of this Section and Section 86.4(f)(5) of the Regulations, a time account shall be deemed to be closed upon its maturity date regardless of any renewal thereof. A distribution of each subaccount balance may be made only in the event of a complete liquidation of the Stock Bank and the Holding Company subsequent to the Reorganization and only out of funds available for such purpose after payment of all creditors.

     Neither the Stock Bank nor the Holding Company shall be required to set aside funds for the purpose of establishing the Liquidation Account, and the creation and maintenance of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Stock Bank or the Stock Holding Company, except that neither the Stock Bank nor the Holding Company shall declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its net worth to be reduced below the amount required for the Liquidation Account.

27.  EMPLOYMENT AND OTHER SEVERANCE AGREEMENTS

     Following or contemporaneously with the Reorganization, the Stock Bank and/or the Holding Company may enter into employment and/or severance arrangements with one or more executive officers of the Stock Bank and/or the Holding Company. It is anticipated that any employment contracts entered into by the Stock Bank and/or the Holding Company will be for terms not exceeding three years and that such contracts will provide for annual renewals of the term of the contracts, subject to approval by the Board of Directors. The Stock Bank and/or the Holding Company also may enter into severance arrangements with one or more executive officers which provide for the payment of severance compensation in the event of a change in control of the Stock Bank and/or the Holding Company. The terms of such employment and severance arrangements have not been determined as of this time, but will be described in any prospectus circulated in connection with the Stock Offering and will be subject to and comply with all regulations of the Banking Board.

28.  PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

     The Holding Company may not declare or pay a cash dividend on, or repurchase any of, its Common Stock if the effect thereof would cause its regulatory capital or the regulatory capital of the Bank to be reduced below the amount required (i) to maintain the Liquidation Account or (ii) under FDIC rules and regulations. Otherwise, the Holding Company may declare dividends or make other capital distributions in accordance with applicable laws and regulations. Subject to any applicable regulatory approvals the MHC may waive its right to receive dividends declared by the Holding Company.

29.  ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION

     As part of the Reorganization, the Holding Company and the Bank may establish a charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code (the "Charitable Foundation"), and donate to the Charitable Foundation cash, securities, or Common Stock in an amount up to 5% of the number of shares of Common Stock sold in the Stock Offering. The Charitable Foundation would be formed in connection with the Reorganization in order to complement the Bank's existing community reinvestment activities and to share with the Bank's local community a part of the Bank's financial success as a locally headquartered, community-oriented, financial services institution. The Charitable Foundation would be dedicated to the promotion of charitable purposes including community development, not-for-profit community groups and other types of organizations or civic-minded projects. It is expected that the Charitable Foundation would annually distribute total grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair value of Charitable Foundation assets each year. In order to serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification, the Charitable Foundation may sell, on an annual basis, a limited portion of any securities contributed to it by the Holding Company.

     The board of directors of the Charitable Foundation would be comprised of individuals who are officers or trustees of the Bank. The board of directors of the Charitable Foundation would be responsible for establishing the policies of the Charitable Foundation with respect to grants or donations, consistent with the stated purposes of the Charitable Foundation, respectively. The establishment and funding of the Charitable Foundation as part of the Reorganization is subject to the approval of the Superintendent and, if applicable, the FDIC. The decision to proceed with the formation of the Charitable Foundation, including the amount of the grant to the Foundation, shall be at the sole discretion of the Board of Trustees.

30.  INTERPRETATION

     All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Trustees of the Bank shall be final, subject to the authority of the Superintendent.

31.  REORGANIZATION AND STOCK OFFERING EXPENSES

     The Regulations require that the expenses of any Stock Offering must be reasonable. The Bank will use its best efforts to assure that the expenses incurred by the Bank and the Holding Company in effecting the Reorganization and the Stock Offering will be reasonable.

32.  AMENDMENT OR TERMINATION OF THE PLAN

     If necessary or desirable, the terms of the Plan may be substantially amended by a majority vote of the Bank's Board of Trustees as a result of comments from regulatory authorities or otherwise, at any time prior to submission of the Plan and proxy materials to the Voting Depositors. At any time AFTER submission of the Plan and proxy materials to the Voting Depositors, the terms of the Plan that relate to the Reorganization may be amended by a majority vote of the Board of Trustees only with the concurrence of the Superintendent, and, if applicable, the FDIC. Terms of the Plan relating to the Stock Offering including, without limitation, Sections 10 through 30, may be amended by a majority vote of the Bank's Board of Trustees as a result of comments from regulatory authorities or otherwise at any time prior to the approval of the Plan by the Superintendent and at any time thereafter with the concurrence of the Superintendent. The Plan may be terminated by a majority vote of the Board of Trustees at any time prior to the earlier of approval of the Plan by the Superintendent and the date of the Special Meeting, and may be terminated by a majority vote of the Board of Trustees at any time thereafter with the concurrence of the Superintendent. In its discretion, the Board of Trustees may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another meeting of the Voting Depositors; however, any material amendment of the terms of the Plan that relate to the Reorganization which occur after the Special Meeting shall require a resolicitation of Voting Depositors.

     The Plan shall be terminated if the Reorganization is not completed within 24 months from the date upon which the Voting Depositors of the Bank approve the Plan, and may not be extended by the Bank or the Superintendent.

     Dated: June 4, 1998.

                                                                     EXHIBIT A-1

                       RESTATED ORGANIZATION CERTIFICATE
                                       OF
                            THE ONEIDA SAVINGS BANK


     We, Nicholas J. Christakos, being the Chairman of the Board, Michael R. Kallet, being the President and Chief Executive Officer, and Patricia A. Zupan, being the Secretary, of The Oneida Savings Bank, do hereby certify as follows:

     FIRST, the name of the Corporation is The Oneida Savings Bank.

     SECOND, the Corporation was created by an act of the New York legislature in 1866.

     THIRD, the text of the Organization Certificate of The Oneida Savings Bank is hereby amended and restated in its entirety to read as follows:

     SECTION 1. CORPORATE TITLE. The full corporate title of the institution is The Oneida Savings Bank ("Savings Bank").

     SECTION 2. OFFICE. The principal office of the Savings Bank shall be located in the County of Madison, City of Oneida, State of New York.

     SECTION 3.  DURATION.  The duration of the Savings Bank is perpetual.

     SECTION 4. PURPOSE AND POWERS. The purpose of the Savings Bank is to pursue any or all of the lawful objectives of a New York chartered capital stock savings bank and to exercise all the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of New York and the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the New York State Banking Department ("NYSBD").

     SECTION 5. CAPITAL STOCK. The total number of shares of all classes of the capital stock which the Savings Bank has authority to issue is one million two hundred thousand (1,200,000), of which one million (1,000,000) shall be common stock, par value $.01 per share, and of which two hundred thousand (200,000) shall be preferred stock, par value $.01 per share. The shares may be issued from time to time as authorized by the Board of Directors without further approval of stockholders except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes or other obligations for future payment, nor future services shall constitute payment or part payment for the issuance of shares of the Savings Bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor or services actually performed for the SAVINGS BANK, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the Board of Directors of the Savings Bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Savings Bank which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

     Except for shares issuable in connection with the conversion of the Savings Bank from the mutual to the stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Savings Bank other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

     Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share, provided that this restriction on voting separately by class or series shall not apply:

     (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the Board of Directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

     (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Savings Bank with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Savings Bank if the preferred stock is exchanged for securities of such other corporation; provided that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the NYSBD or the Federal Deposit Insurance Corporation;

     (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving institution in a merger or consolidation for the Savings Bank, shall not be considered to be such an adverse change.

     A description of the different classes and series (if any) of the Savings Bank's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

     A.   Common Stock.  Except as provided in this Section 5 (or in any
          ------------
          supplementary sections hereto), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder. Stockholders shall not be entitled to cumulate their votes for election of directors.

               Whenever there shall have been paid, or declared and set aside for payment to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, or retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

               In the event of any liquidation, dissolution, or winding up of the Savings Bank, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Savings Bank available for distribution remaining after: (i) payment or provision for payment of the Savings Bank's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Savings Bank. Each share of common stock shall have the same relative rights as and be identical in all respects with all of the other shares of common stock.

     B.   Preferred Stock. The Savings Bank may provide in supplementary
          ---------------
sections to its Restated Organization Certificate for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the Restated Organization Certificate. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

     (a) The distinctive serial designation and the number of shares constituting such series;

     (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

     (c) The voting powers, full or limited, if any, of the shares of such series;

     (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

     (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Savings Bank;

     (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

     (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Savings Bank and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (h) The price or other consideration for which the shares of such series shall be issued; and

     (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all of the other shares of the same series.

     The Board of Directors shall have authority to divide, by the adoption of supplementary Restated Organization Certificate sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this Restated Organization Certificate, fix and determine the relative rights and preferences of the shares of any series so established.

     Prior to the issuance of any preferred shares of a series established by a supplementary Restated Organization Certificate section adopted by the Board of Directors, the Savings Bank shall file with the Superintendent of Banks of the State of New York a dated copy of that supplementary section of this Restated Organization Certificate establishing and designating the series and fixing and determining the relative rights and preferences thereof.

     SECTION 6.  PREEMPTIVE RIGHTS.   Holders of the capital stock of the
Savings Bank shall not be entitled to preemptive rights with respect to any shares of the Savings Bank which may be issued.

     SECTION 7. LIQUIDATION ACCOUNT. Pursuant to the requirements of the NYSBD's regulations, the Savings Bank shall establish and maintain a liquidation account for the benefit of its deposit account holders as of December 31, 1996 and September 30, 1998 ("eligible depositors"). In the event of a complete liquidation of the Savings Bank, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the Savings Bank's eligible depositor's inchoate interest in the liquidation account, to the extent it is still in existence; provided that an eligible depositor's inchoate interest in the liquidation account shall not entitle such eligible depositor to any voting rights at meetings of the Savings Bank's stockholders.

     SECTION 8.  PURCHASE LIMITATION APPLICABLE FOR THREE YEARS.
Notwithstanding anything contained in the Savings Bank's Restated Organization Certificate or Bylaws to the contrary, for a period of three years from the date of consummation of the mutual holding company reorganization by the Savings Bank's mutual predecessor, no person (other than the Savings Bank's parent stock holding company and its mutual holding company) shall directly or indirectly acquire the beneficial ownership of more than 10% of any class of any equity security of the Savings Bank.

     In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote; provided, however, that a person shall not be deemed to be the beneficial owner of shares represented by proxies held by such person unless such shares are otherwise deemed beneficially owned by such person.

     For the purposes of this Section 8, the following definitions apply:

     (i) The term "person" includes an individual, a firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Savings Bank or any other entity.

     (ii) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

     (iii) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

     SECTION 9.   CALL FOR SPECIAL MEETINGS.   Special meetings of the
stockholders for any purpose or purposes, unless otherwise prescribed by the regulations of the NYSBD, may be called at any time by the Chairman of the Board of Directors or the majority of the Whole Board of Directors (the term "Whole Board of Directors" shall mean the total number of directors the Savings Bank would have if there were no vacancies).

     SECTION 10.  DIRECTORS.   The Savings Bank shall be under the direction of
a Board of Directors. The authorized number of directors, as stated in the Savings Bank's Bylaws, shall not be less than seven (7) nor more than twenty
(20) except when a greater number is approved by the NYSBD or its delegatees.

     Each of the following persons shall be a director of the Savings Bank upon the effectiveness of this Restated Organization Certificate, for the terms indicated or until his successor is elected and qualified, and they shall constitute the initial Board of Directors of the Savings Bank:

     Class I with terms to expire at the first annual meeting of stockholders:

     Class II with terms to expire at the annual meeting of stockholders one year thereafter:

     Class III with terms to expire at the annual meeting of stockholders two years thereafter:

     SECTION 11.  AMENDMENT OF CHARTER.   Except as provided in Section 5, no
amendment, addition, alteration, change, or repeal of this Restated Organization Certificate shall be made, unless such is first proposed by a majority of the Whole Board of Directors of the Savings Bank, then preliminarily approved by the NYSBD, which preliminary approval may be granted by the NYSBD pursuant to regulations specifying preapproved organization certificate amendments, and thereafter approved by the affirmative vote of the holders of at least 80% of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change or repeal so acted upon shall be effective upon filing with the NYSBD in accordance with the regulatory procedures or on such other date as the NYSBD may specify in its preliminary approval.

     SECTION 12.  AMENDMENT OF BYLAWS.   No amendment, addition, alteration,
change or repeal of the Bylaws of the Savings Bank shall be made, unless made in a manner consistent with the Regulations of the NYSBD and approved by a majority of the Whole Board of Directors or by the affirmative vote of at least 80% of the votes eligible to be cast by the stockholders of the Savings Bank at any legal meeting.

     SECTION 13. INDEMNIFICATION.   (a)  Scope of Indemnification. Except to the
extent expressly prohibited by the New York Banking Law, the Savings Bank shall indemnify each person made, or threatened to be made, a party to any action or proceeding, whether criminal or civil, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Savings Bank, or is or was serving, in any capacity, at the request of the Savings Bank, any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees and expenses reasonably incurred in enforcing such person's right to indemnification, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled, and provided that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Savings Bank has given its prior consent to such settlement or other disposition.

     (b) Reimbursement of Expenses. The Savings Bank shall advance or promptly reimburse upon request any person entitled to indemnification hereunder for all reasonable expenses, including attorneys' fees and expenses, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled; provided, however, that such person shall cooperate in good faith with any request by the Savings Bank that common counsel be used by the parties to any action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among parties.

     (c) Additional Rights. Nothing herein shall limit or affect any right of any director, officer, or other corporate personnel otherwise than hereunder to indemnification or expenses, including attorneys' fees and expenses, under any statute, rule, regulation, certificate of incorporation, Bylaws, insurance policy, contract, or otherwise. Without affecting or limiting the rights of any director, officer or other corporate personnel pursuant to this Section 13, the Savings Bank is authorized to enter into agreements with any of its directors, officers or other corporate personnel extending rights to indemnification and advancement of expenses to the fullest extent permitted by applicable law

     (d) Notice of Amendments or Elimination. Anything in this Restated Organization Certificate to the contrary notwithstanding, no elimination or amendment of this Section 13 adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this Section 13 shall deprive any such person's rights hereunder arising out of alleged or actual occurrences, act or failures to act prior to such 60th day. Any amendments or eliminations made pursuant to this Section 13 are only effective with regard to acts occurring after such date.

     (e) Amendment or Elimination. The Savings Bank shall not, except by elimination or amendment of this Section 13 in a manner consistent with the preceding subsection (d), take any corporate action or enter into any agreement which prohibits or otherwise limits the rights of any person to indemnification in accordance with the provisions of this Section 13. The indemnification of any person provided by this Section 13 shall continue after such person has ceased to be a director or officer of the Savings Bank and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

     (f) Severability of Provision. In case any provision in this Section 13 shall be determined at any time to be unenforceable in any respect, the other provisions of this Section 13 shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Savings Bank to afford indemnification and advancement of expenses to its directors or officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

     IN WITNESS WHEREOF, we have made, signed and acknowledged this Certificate in duplicate, this____day of _____________, 1998.



                                              __________________________________
                                              Nicholas J. Christakos
                                              Chairman of the Board


                                              __________________________________
                                              Michael R. Kallet
                                              President and Chief Executive
                                              Officer


                                              __________________________________
                                              Patricia A. Zupan
                                              Secretary



STATE OF NEW YORK   )
                    )   ss:
COUNTY OF MADISON   )


     On this ___ day of ________, 1998, there personally appeared before me Nicholas J. Christakos, Michael R. Kallett and Patricia A. Zupan to me known to be the individuals described in and who executed the foregoing certificate, and severally acknowledged to me that they executed the same and that the contents thereof are true.

                                              Notary Public

                                              __________________________________

                                                                     EXHIBIT A-2

                                   BYLAWS OF
                            THE ONEIDA SAVINGS BANK


                         ARTICLE I.  PRINCIPAL OFFICE

     The principal office of The Oneida Savings Bank ("Savings Bank") is 182 Main Street, Oneida, New York 13421-1676.

                           ARTICLE II.  SHAREHOLDERS

     SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the principal office of the Savings Bank or at such other place in the State in which the principal place of business of the Savings Bank is located as the Board of Directors may determine.

     SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the Savings Bank for the election of Directors and for the transaction of any other business of the Savings Bank shall be held annually within the first four months of each calendar year.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the New York Banking Law and the regulations of the New York State Banking Department ("NYSBD") or other applicable law, may be called at any time by the Chairman of the Board of Directors (as set forth in Article V, Section 2, hereinafter referred to as the "Chairman of the Board") or by a majority of the Whole Board of Directors. The term "Whole Board of Directors" shall mean the total number of Directors which the Savings Bank would have if there were no vacancies.

     SECTION 4. CONDUCT OF MEETINGS. The Chairman of the Board shall preside at all meetings and in his or her absence, the President or a person designated by a majority of the Board shall preside at all meetings. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulations of the manner of voting and the conduct of discussion.

     SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and in the case of a special meeting, the purpose(s) for which the meeting is called and the person by or at whose direction the meeting is being called, shall be delivered not fewer than ten (10) nor more than fifty
(50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Secretary, or the Board of Directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Savings Bank as of the record date for the meeting with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken. Notice of any annual or special meeting of shareholders may be waived by unanimous consent of all shareholders.

     SECTION 6. QUORUM. A majority of the outstanding shares of the Savings Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The existence of a quorum at any meeting, or the existence of a duly organized meeting at which enough shareholders have withdrawn from such meeting to constitute less than a quorum, however, shall not serve to amend, alter or modify any provisions in the Savings Bank's Restated Organization Certificate or these Bylaws which require the vote of more than a majority of the outstanding shares entitled to vote at a duly organized meeting.

     SECTION 7. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies solicited on behalf of management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Whole Board of Directors. No proxy shall be valid more than eleven months from the date of its execution except as otherwise provided herein.

     SECTION 8. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the Savings Bank to the contrary, at any meeting of the shareholders of the Savings Bank any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     SECTION 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name, if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Savings Bank nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Savings Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 10. CUMULATIVE VOTING. Shareholders shall not be entitled to cumulate their votes for election of Directors.

     SECTION 11. WRITTEN CONSENT OF SHAREHOLDERS. Any action required or permitted to be taken at an annual or special meeting of shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                        ARTICLE III.  BOARD OF DIRECTORS

     SECTION 1.   GENERAL POWERS.   The entire management and control of the
affairs of the Savings Bank shall be vested in the Board of Directors. No person shall be eligible for election as a Director who is seventy (70) years of age or more.

     SECTION 2. NUMBER AND TERM. The number of Directors constituting the entire Board shall not be less than seven (7) nor more than twenty (20), as determined from time to time by resolution of the Board. The Board of Directors shall be divided into three classes as nearly equal in number as is possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

     SECTION 3. CHAIRMAN OF THE BOARD. At its annual meeting the Board of Directors shall elect from among its members a Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform all such other duties as the Board of Directors may from time to time prescribe.

     SECTION 4. REGULAR MEETINGS. Regular Board meetings will be held on the second Tuesday of each month. If any second Tuesday falls on a legal holiday, that month's meeting will be held on the next business day after the holiday. The Board may decide to hold any monthly meeting on a day other than the second Tuesday of the month. The annual Board meeting will be held within the first four (4) months of each year unless another time is set by the Board.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or one-third of the members of the Whole Board. The persons authorized to call special meetings of the Board of Directors may fix the time and place within the Savings Bank's normal lending territory for holding any special meeting of the Board of Directors called by such persons.

     SECTION 6. PARTICIPATION IN MEETINGS BY DIRECTORS. Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or a committee by means of conference telephone, or by means of similar communications equipment whereby all persons participating in the meeting can speak and hear each other at the same time and such participation shall constitute presence in person at such meeting.

     SECTION 7. NOTICE. Any regular meeting of the Board of Directors may be held without notice, if the date, hour and place of such meeting have been fixed by the Board of Directors. Except as provided in the preceding sentence, notice of each regular or special meeting of the Board of Directors, stating the date, hour and place thereof, shall be given by the Secretary to each Director (a) not less than seventy-two (72) hours before the meeting by depositing the notice in the United States mail, with first-class postage thereon prepaid, directed to each Director at the address designated by him or her for such purpose (or, if none is designated, at his or her last known address) or (b) not less than twenty-four (24) hours before the meeting by (i) delivering the same to each Director personally, (ii) sending the same by facsimile or other electronic transmission to the address designated by him or her for such purpose (or, if none is designated, to his or her last known address) or (iii) delivering the notice to the address designated by him or her for such purpose (or, if none is designated, to his or her last known address). Notice of a meeting need not be given to any Director who submits a signed waiver of notice whether before or after the meeting or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her. The notice of any regular meeting of the Board of Directors need not specify the purpose or purposes for which the meeting is called, except as provided in Section 5 of this Article I and as provided in these Bylaws.

     SECTION 8. QUORUM. At least a majority of the Whole Board must be present in order to conduct a Board meeting. This minimum number constitutes a "quorum" but less than a quorum shall have the power to adjourn from time to time until the next regular meeting.

     SECTION 9. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by applicable law, the Restated Organization Certificate or by these Bylaws.

     SECTION 10. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

     SECTION 11. VACANCIES. Any vacancy occurring on the Board of Directors, including newly created Directorships resulting from an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors, although less than a quorum of the Board of Directors, or by a majority vote of the stockholders. A Director elected to fill a vacancy shall be elected to serve for the balance of the unexpired term and a Director elected to fill a vacancy to be filled by reason of an increase in the number of Directors shall be elected to serve for the balance of the unexpired term of the class to which such Director is elected.

     SECTION 12. COMPENSATION. Directors, as such, may receive compensation for their services, including a stated retainer. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of standing, special or temporary committees, as such, may receive compensation for their services, including a stated retainer, as the Board of Directors may determine. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of committees.

     SECTION 13. PRESUMPTION OF ASSENT. A Director of the Savings Bank who is present at a meeting of the Board of Directors at which action on any Savings Bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Savings Bank within five (5) days after the date on which a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a Director who voted in favor of such action.

     SECTION 14. EMERGENCY AUTHORITY. In the event there shall occur an acute emergency resulting from a hostile attack, as defined in Article 7 of the New York State Defense Emergency Act, which shall be of such severity as to prevent the conduct and management of the affairs and business of the Savings Bank by its Directors and officers as otherwise provided in these Bylaws, any three or more available members of the then-incumbent Executive Committee shall constitute an emergency Board of Directors which shall have the power, subject to limitations prescribed in Article 7 of the New York State Defense Emergency Act, by a majority of such persons present, to take any and every action which may be necessary to meet the exigencies of the acute emergency and to enable the Savings Bank to conduct its business during such period, including the relocation elsewhere of any office of the Savings Bank which shall be unable to function because of the acute emergency. If during the period of acute emergency there shall be no Executive Committee, or a minimum of three members of the then incumbent Executive Committee shall not be available, then and in that event such other available Directors as may be needed to obtain the minimum of three members shall serve on the emergency Board of Directors.

     During a period of acute emergency resulting from a hostile attack, the emergency management of the Savings Bank shall be in accordance with the powers and limitations contained in the existing provisions of Article 7 of the New York State Defense Emergency Act, and such provisions shall suspend or modify these Bylaws to the extent of any conflict.

     SECTION 15. DIRECTORS EMERITI. The Board may elect annually Emeriti Members of the Board consisting of former Board Members who have retired after no longer being eligible for re-election as a Director because of the age limit set forth in Article III, Section 1 of these Bylaws. No Emeritus Member may be elected or serve after his/her seventy-fifth (75/th/) birthday. Directors Emeriti must have previously served as members of the Board of Directors. Emeriti Members are entitled to receive notice of all Board Meetings. They may attend Board Meetings but shall not have the right to vote nor shall such position carry with it any of the responsibilities, powers and privileges of the regular members of the Board.

     SECTION 16. ADVISORY BOARDS. The Board may establish Advisory Boards to the Board of Directors. Such Advisory Boards will generally be representatives of a particular geographical area. Membership on such Advisory Boards will be at the discretion of the Board of Directors and each such Advisory Board Member will be elected to such a position on an annual basis. Such Advisory Boards may elect a Chairman with the approval of the Board of Directors. Such Boards will have the powers and duties as assigned by the Board of Directors.


                             ARTICLE IV.  OFFICERS

     SECTION 1. POSITIONS. The officers of the Savings Bank shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The President shall be the Chief Executive Officer unless the Board of Directors designates another person to such position. The offices of the Secretary and Treasurer may be held by the same person and a Vice President also may be either the Secretary or the Treasurer. The Board of Directors may designate one or more Vice Presidents as Executive Vice President or Senior Vice President. The Board of Directors also may elect or authorize the appointment of such other officers as the business of the Savings Bank may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of the action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Savings Bank shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officers death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Savings Bank to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with
Section 3 of this Article V.

     SECTION 3. REMOVAL. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Savings Bank will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights of the person so removed.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the Board of Directors.

                             ARTICLE V.  COMMITTEES

     SECTION 1. MAJORITY VOTE. The Members of the Committees described in this Article will be nominated by the Chairman of the Board or the President and will be approved and elected by a majority vote of the Whole Board. Each committee member shall serve until the next annual Board of Directors meeting or until his/her successor is elected. Any committee member may be removed at any time with or without good cause by a vote of a majority of the Whole Board.

     SECTION 2. EXECUTIVE COMMITTEE. There will be an Executive Committee consisting of at least five members of the Board of Directors and the President of the Bank. At the annual Board meeting the Directors will elect the members of the Executive Committee and the Chairman of the committee. These elected members will serve until the next annual Board meeting or until their successors are elected. Except as otherwise limited by law, the Executive Committee will have power to decide all bank matters which need to be decided between regular Board meetings. The Chairman, and in his/her absence, the President, will call all order to conduct an Executive Committee meeting, at least four members must be present (called a "Quorum"). Any member of the Executive Committee may participate in a meeting of that committee by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time. A committee member who participates in a meeting by such means will be regarded as present person at the meeting. The Executive Committee will keep a record of all business transacted at its meetings and will report all such business to the Board of Directors at the first regular meeting following each Executive Committee meeting. If a vacancy occurs among the Executive Committee members between annual Board meetings, upon nomination by the Chairman or the President, the Board will elect a replacement.

     SECTION 3. TRUST COMMITTEE. The Board of Directors may establish a Trust and Asset Management Committee which will consist of at least three members of the Board of Directors. The committee will have the authority to oversee the operations of the Savings Bank's Trust and Asset Management Department, including the investment policies of such department, and to appoint subcommittees or other committees consisting of officers of the Savings Bank to implement the operations of the Trust and Asset Management Department.

     SECTION 4. LOAN COMMITTEE. The Board of Directors may establish a Loan Committee consisting of the President, and two or more other officers. The committee will have the authority to approve and make real estate mortgage loans, home modernization loans, home equipment loans, overdraft loans and checking accounts, and all other loans which the Savings Bank is authorized to make. The committee will report its actions at the first regular meeting of the Board after any action is taken.

     SECTION 5. INVESTMENT COMMITTEE. The Board of Directors may establish an Investment Committee consisting of the President, any Executive Vice President and at least four Board members of the Board of Directors. This committee will have authority to buy and sell securities for the Bank, and it will report its actions at the first regular meeting of the Board after any investment action is taken.

     SECTION 6. AUDIT/EXAMINATION COMMITTEE. The Board of Directors will establish an Audit/Examination Committee consisting of at least four members of the Board of Directors. This committee will examine the records and affairs of the Bank at least once in each fiscal year.

     SECTION 7. HUMAN RESOURCES AND DEVELOPMENT COMMITTEE. The Board of Directors may establish a Human Resources and Development Committee which shall consist of at least three members of the Board of Directors. At the annual meeting in each year it shall present to the Board its recommendations as to the salaries of the officers, employees, directors fees and committee fees for the ensuing year. The committee shall also review personnel and serve as a search committee for new officers.

     SECTION 8. OTHER COMMITTEES. From time to time the Board may establish other committees as they determine to be necessary or appropriate for the conduct of the business of the Savings Bank, and may prescribe the duties, constitution and procedures thereof.

                                 ARTICLE VI.  SIGNATURE ON CHECKS,
                              DRAFTS AND DOCUMENTS

     SECTION 1. WITHDRAWALS FROM DEPOSITORS. Savings Bank monies or securities deposited with any designated depository may be withdrawn only by checks, drafts or other orders signed by officers or employees of the Savings Bank who are specifically authorized to do so by the Board.

     SECTION 2. MORTGAGES AND REAL ESTATE. The President, and one or more other officers whom the Board authorizes may execute and deliver, in the regular course of the Bank's business, all instruments relating to mortgages or real estate in which the Bank has an interest or relating to other matters as authorized by the Board.

                     ARTICLE VII.  CERTIFICATES FOR SHARES
                              AND THEIR TRANSFER

          SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the Savings Bank shall be in such form as shall be determined by the Board of Directors and approved by the NYSBD. Such certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Savings Bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Savings Bank. All certificates surrendered to the Savings Bank for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Savings Bank as the Board of Directors may prescribe.

          SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the Savings Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Savings Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Savings Bank shall be deemed by the Savings Bank to be the owner for all purposes.

                    ARTICLE VIII.  FISCAL YEAR; ANNUAL AUDIT

          The fiscal year of the Savings Bank shall be as fixed by the Board of Directors. The Savings Bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the shareholders.

                             ARTICLE IX.  DIVIDENDS

          Subject to the terms of the Savings Bank's Restated Organization Certificate, the New York Banking Law, the regulations of the NYSBD and other applicable law, the Board of Directors may, from time to time, declare, and the Savings Bank may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE X.  CORPORATE SEAL

          The Board of Directors shall provide a Savings Bank seal, which shall be two concentric circles between which shall be the name of the Savings Bank. The year of incorporation or an emblem may appear in the center.

                       ARTICLE XI.  RULES AND REGULATIONS

          SECTION 1. BANKING HOURS. The Board or officers authorized by the Board will determine what days and hours the Bank will be open for business.

          SECTION 2. RULES AND REGULATIONS. The Board may make other appropriate rules and regulations provided they are not contrary to federal or state law or these Bylaws.

          SECTION 3. LOSS OF PASSBOOK. If a bank book is lost or cannot otherwise be produced by the depositor, the Bank may issue a new bank book. Before doing so, the Bank may require the depositor to provide evidence of the loss or reasons for the unavailability and require the depositor to furnish security or identification to the Bank. The kind of evidence and security may be determined by an officer or branch manager.

          SECTION 4. WITHDRAWALS. Money can be drawn by depositors as a matter of right only on sixty days' notice to an officer of their intention to withdraw it. The Bank may, however, allow money to be withdrawn without such notice, and shall not by doing so be deemed to have waived its rights to such notice and time of payment in all subsequent cases.

                  ARTICLE XII - INDEMNIFICATION OF DIRECTORS,
                             OFFICERS AND EMPLOYEES

          SECTION 1. The Bank will indemnify any present or former Director (including a former Trustee), officer or employee to the extent permitted or required by law. The right to be indemnified will extend to the beneficiaries and legal representatives of each person entitled to be indemnified. The right to be indemnified shall apply regardless of any other rights to which the Director (including a former Trustee), officer or employee or his or her beneficiaries or legal representatives may be entitled. This provision establishes a contract right which may be enforced by any person covered.

                           ARTICLE XIII.  AMENDMENTS

          These Bylaws may be amended in a manner consistent with the New York Banking Law, the regulations of the NYSBD and other applicable law at any time by a majority vote of the Whole Board of Directors, or by the affirmative vote of at least 80% of the votes eligible to be cast by the shareholders of the Savings Bank at any legal meeting.

                                                                     EXHIBIT B-1

                         CERTIFICATE OF INCORPORATION
                                      OF
                            ONEIDA FINANCIAL CORP.


     ARTICLE 1. CORPORATE TITLE. The name of the Corporation is Oneida Financial Corp. (hereinafter referred to as the "Corporation").

     ARTICLE 2. REGISTERED OFFICE. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

     ARTICLE 3. PURPOSE The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     ARTICLE 4.  CAPITAL STOCK.

     A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is eight million (8,000,000) consisting of eight million (8,000,000) shares of Common Stock, par value one cent ($.10) per share (the "Common Stock").

     B. 1. Notwithstanding any other provision of this Certificate of Incorporation, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 5% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit, except that such restriction and all restrictions set forth in this subsection "B"shall not apply to Oneida Financial, MHC (the "Mutual Holding Company"), or any tax qualified employee stock benefit plan established by the Corporation, which shall be able to vote in respect to shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

     2.   The following definitions shall apply to this Section B of this
Article 4:

     (a) "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of this Certificate of Incorporation.

     (b) "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of this Certificate of Incorporation; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any Common Stock:

          (1) which such person or any of its affiliates beneficially owns, directly or indirectly; or

          (2) which such person or any of its affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more clauses of Section A of Article 8) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

          (3) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation; and provided further, however, that (1) no Director or Officer of this Corporation (or any affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors or Officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by another such Director or Officer (or any affiliate thereof), and (2) neither any employee stock ownership plan or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage beneficial ownership of Common Stock of a person the outstanding Common Stock shall include shares deemed owned by such person, through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

     (c) A "person" shall include an individual, firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

     3. The Board of Directors shall have the power to construe and apply the provisions of this section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of Common Stock beneficially owned by any person,
(ii) whether a person is an affiliate of another, (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of the section to the given facts, or (v) any other matter relating to the applicability or effect of this section.

     4. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit, (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such person.

     5. Except as otherwise provided by law or expressly provided in this section, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this section) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in this Certificate of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock, after giving effect to the provisions of this section.

     6. Any constructions, applications, or determinations made by the Board of Directors pursuant to this section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

     7. In the event that any provision (or portion thereof) of this section shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this section shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that such remaining provision (or portion thereof) of this section remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

     ARTICLE 5. MANAGEMENT OF CORPORATION. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

     A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     B. The Directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

     C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may be effected by the unanimous consent in writing by such stockholders.

     D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors the Corporation would have if there were no vacancies on the Board of Directors (the "Whole Board") or as otherwise provided in the Bylaws.

     ARTICLE 6.  DIRECTORS

     A. The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The Directors shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter, and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

     B. Newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     C. Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

     D. Any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article 4 of this Certificate of Incorporation ("Article 4")), voting together as a single class.

     ARTICLE 7. BYLAWS. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article 4), voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

     ARTICLE 8. EVALUATION OF OFFERS. The Board of Directors of the Corporation, when evaluating any offer of another Person (as defined in Article 4 hereof) to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer on the Corporation's present and future customers and employees and those of its subsidiaries; on the communities in which the Corporation and its subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objectives as a savings bank holding company; and on the ability of its subsidiary savings bank to fulfill the objectives of a stock savings bank under applicable statutes and regulations.

     ARTICLE 9.  INDEMNIFICATION.

     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     B. The right to indemnification conferred in Section A of this Article 9 shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, if required under the Delaware General Corporation Law, that an advancement of expenses incurred by an indemnitee in his or her capacity as a Director of Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 9 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     C. If a claim under Section A or B of this Article 9 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 9 or otherwise, shall be on the Corporation.

     D. The rights to indemnification and to the advancement of expenses conferred in this Article 9 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

     E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article 9 with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

     ARTICLE 10. LIMITATION OF LIABILITY. A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

     ARTICLE 11. MUTUAL HOLDING COMPANY. At all times so long as the Mutual Holding Company shall be in existence, the Mutual Holding Company shall own at least a majority of the Voting Stock of the Corporation and the Corporation shall not be authorized to issue any shares of Voting Stock or take any action while the Mutual Holding Company is in existence if after such issuance or action the Mutual Holding Company shall own less than the majority of the Corporation's Voting Stock. For these purposes, "Voting Stock" means common stock or preferred stock, or similar interests if the shares by statute, charter or in any manner, entitle the holder: (i) to vote for or to select Directors of the Corporation; and (ii) to vote on or to direct the conduct of the operations or other significant policies of the Corporation. Notwithstanding anything in the preceding sentence, preferred stock is not "Voting Stock" if: (i) voting rights associated with the preferred stock are limited solely to the type customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preferences of the preferred stock, such as the issuance of additional amounts or classes of senior securities, the modification of the terms of the preferred stock, the dissolution of the Corporation, or the payment of dividends by the Corporation when preferred dividends are in arrears; (ii) the preferred stock represents an essentially passive investment or financing device and does not otherwise provide the holder with control over the Corporation; and (iii) the preferred stock does not at the time entitle the holder, by statute, charter, or otherwise, to select or to vote for the selection of Directors of the Corporation. Notwithstanding anything in the preceding two sentences, "Voting Stock" shall be deemed to include preferred stock and other securities that, upon transfer or otherwise, are convertible into Voting Stock or exercisable to acquire Voting Stock where the holder of the stock, convertible security or right to acquire Voting Stock has the preponderant economic risk in the underlying Voting Stock. Securities immediately convertible into Voting Stock at the option of the holder without payment of additional consideration shall be deemed to constitute the Voting Stock into which they are convertible; other convertible securities and rights to acquire Voting Stock shall not be deemed to vest the holder with the preponderant economic risk in the underlying Voting Stock if the holder has paid less than 50% of the consideration required to directly acquire the Voting Stock and has no other economic interest in the underlying Voting Stock.

     ARTICLE 12. CONVERSION OF MUTUAL HOLDING COMPANY. The Mutual Holding Company may elect to convert to stock form (a "Conversion Transaction") in accordance with The Oneida Savings Bank Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan, dated June 4, 1998 (the "Plan"), and applicable law and regulation to the extent such applicable law and regulation does not diminish the ownership rights of Minority Stockholders (as hereinafter defined). In a Conversion Transaction, the Mutual Holding Company will merge with and into The Oneida Savings Bank (the "Bank") or the Corporation (or an affiliate or successor corporation of either), with the Bank or the Corporation, respectively, as the resulting entity, and the depositors of the Bank will receive the right to subscribe for a number of shares of common stock of the Corporation, as determined by the formula set forth in the following paragraphs and in the Plan. The additional shares of Common Stock of the Corporation issued in the Conversion Transaction shall be sold at their aggregate pro forma market value. In the event that the Mutual Holding Company merges into the Corporation, a liquidation account may be established and maintained in the Corporation.

     In any Conversion Transaction, stockholders of the Corporation other than the Mutual Holding Company ("Minority Stockholders"), if any, will be entitled to maintain the same percentage ownership interest in the Corporation after the Conversion Transaction as their ownership interest in the Corporation immediately prior to the Conversion Transaction (i.e., the "Minority Ownership Interest"), subject only to adjustment as set forth in the Plan (if required by federal or state law, regulation, or regulatory policy) to reflect (i) the cumulative effect of the aggregate amount of dividends waived by the Mutual Holding Company, and (ii) the market value of assets of the Mutual Holding Company (other than Common Stock of the Corporation).

     The adjustment referred to in clause (i) above would require that the Minority Ownership Interest (expressed as a percentage) be adjusted by multiplying the Minority Ownership Interest by a fraction, the numerator of which is equal to the Corporation's stockholders' equity at the time of the Conversion Transaction less the aggregate dollar amount of dividends waived by the Mutual Holding Company, and the denominator of which is equal to the Corporation's stockholders' equity at the time of the Conversion Transaction.

     The adjusted Minority Ownership Interest (expressed as a percentage) resulting from the immediately preceding paragraph would be further adjusted pursuant to clause (ii) above by multiplying it by a fraction, the numerator of which is equal to the pro forma market value of the Corporation less the market value of assets of the Mutual Holding Company other than Corporation Common Stock, and the denominator of which is equal to the pro forma market value of the Corporation.

     At the sole discretion of the Board of Directors of the Mutual Holding Company and the Corporation, a Conversion Transaction may be effected in any other manner necessary to qualify the Conversion Transaction as a tax-free reorganization under applicable federal and state tax laws, provided such Conversion Transaction does not diminish the rights and ownership interest of Minority Stockholders as set forth in the preceding paragraphs of this Section. If a Conversion Transaction does not occur, the Mutual Holding Company will always own a majority of the Voting Stock of the Corporation.

     ARTICLE 13. AMENDMENTS. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article 4), voting together as a single class, shall be required to amend or repeal this Article 13, Section C of Article 4, Sections C or D of
Article 5, Article 6, Article 7, Article 8 or Article 10.

     ARTICLE 14. SOLE INCORPORATOR The name and mailing address of the sole incorporator are as follows:

     Name                Mailing Address
     ----                ---------------

     Alan Schick         5335 Wisconsin Avenue, N.W.
                         Suite 400
                         Washington, D.C.  20015

     I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand this 15/th/ day of September, 1998.

                                        /s/ Alan Schick
                                        ------------------------------
                                        Alan Schick
                                        Incorporator

                                                                     EXHIBIT B-2

                                    BYLAWS
                                      OF
                            ONEIDA FINANCIAL CORP.


                           ARTICLE I - STOCKHOLDERS


     SECTION 1.  ANNUAL MEETING.   An annual meeting of the stockholders, for
the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

     SECTION 2. SPECIAL MEETINGS. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the "Whole Board").

     SECTION 3. NOTICE OF MEETINGS. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     SECTION 4. QUORUM. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy (after giving effect to Article 4 of the Corporation's Certificate of Incorporation), shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

     SECTION 5. ORGANIZATION. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board of the Corporation or, in his or her absence, the Chief Executive Officer or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

     SECTION 6.  CONDUCT OF BUSINESS.   (a)  The chairman of any meeting of
stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

          (b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting: (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal office of the Corporation not less than ninety
(90) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder; and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(b). The Officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 6(b) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

     At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

          (c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which Directors are to be elected only: (i) by or at the direction of the Board of Directors or; (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal office of the Corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth: (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving notice of nomination (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of this Section 6(c). The Officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall declare to the meeting and the defective nomination shall be disregarded.

     SECTION 7. PROXIES AND VOTING. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     All voting, including on the election of Directors but excepting where otherwise required by law or by the governing documents of the Corporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by the Certificate of Incorporation or by law, all other matters shall be determined by a majority of the votes present and cast at a properly called meeting of stockholders.

     SECTION 8. STOCK LIST. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     SECTION 9. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may be effected by the unanimous consent in writing by such stockholders.

                        ARTICLE II - BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS, NUMBER AND TERM OF OFFICE. The business and affairs of the Corporation shall be under the direction of its Board of Directors. The number of Directors who shall constitute the Whole Board shall be such number as the Board of Directors shall from time-to-time by resolution so designate. The Board of Directors shall annually elect a Chairman of the Board from among its members who shall, when present, preside at its meetings.

     The Directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified.

     SECTION 2.  CHAIRMAN OF THE BOARD.   The Chairman of the Board shall,
subject to the provisions of these Bylaws and to the direction of the Board of Directors, serve in a general executive capacity and, when present, shall preside at all meetings of the Board of Directors or the stockholders of the Corporation. The Chairman of the Board shall perform all duties and have all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.

     SECTION 3.  VACANCIES AND NEWLY CREATED DIRECTORSHIPS.   Subject to the
rights of the holders of any class or series of preferred stock, and unless the Board of Directors otherwise determines, newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such Director's successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the Board shall shorten the term of any incumbent Director.

     SECTION 4. REGULAR MEETINGS. Each regular meetings of the Board of Directors shall be held at such place, on such date, and at such time as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President of the Bank. If the President or Chairman is absent or disabled, any two or more directors may call a special meeting. Notice of the place, date, and time of each such special meeting shall be given to each Director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     SECTION 6. QUORUM. At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

     SECTION 7. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

     SECTION 8. CONDUCT OF BUSINESS. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 9. POWERS. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

     (1)  To declare dividends from time to time in accordance with law;

     (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

     (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

     (4) To remove any Officer of the Corporation with or without cause, and from time-to-time to devolve the powers and duties of any Officer upon any other person;

     (5) To confer upon any Officer of the Corporation the power to appoint, remove and suspend subordinate Officers, employees and agents;

     (6) To adopt from time-to-time such stock, option, stock purchase, bonus or other compensation plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine;

     (7) To adopt from time-to-time such insurance, retirement, and other benefit plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

     (8) To adopt from time-to-time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

     SECTION 10. COMPENSATION OF DIRECTORS. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board of Directors.

     SECTION 11.  DIRECTORS' AGE LIMITATION AND DIRECTORS EMERITI.    No person
shall be eligible for election as a Director who is seventy (70) years of age or more.

     The Board may elect annually Emeriti Members of the Board consisting of former Board Members who have retired after being no longer eligible for re-election as a Director because of the age limit set forth in this section. No Emeritus Member may be elected or serve after their seventy-fifth (75th) birthday. Directors Emeriti must have previously served as members of the Board of Directors. Emeriti Members are entitled to receive notice of all Board Meetings. They may attend Board Meetings but shall not have the right to vote nor shall such position carry with it any of the responsibilities, powers and privileges of the regular members of the Board.


                           ARTICLE III - COMMITTEES

     SECTION 1. COMMITTEE OF THE BOARD OF DIRECTORS. The Board of Directors, by a vote of a majority of the Whole Board, may from time-to-time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

     SECTION 2. CONDUCT OF BUSINESS. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

     SECTION 3. EXECUTIVE COMMITTEE. There will be an Executive Committee consisting of at least five members, all of whom shall be Board Members. At the annual Board meeting the Directors will elect the members to the Executive Committee and the Chairman of the Committee. These elected members will serve until the next annual meeting or until their successors are elected. Except as otherwise limited by law, the Executive Committee will have power to decide all Corporation matters which need to be decided between regular Board meetings.
The President or the Chairman of the Board will call Executive Committee meetings. If the President or the Chairman of the Board is absent or disabled, any two members of the Executive Committee may do so. In order to conduct an Executive Committee meeting, at least four members must be present (called a
"Quorum").   The Executive Committee will keep a record of all business transacted at its meetings and will report all such business to the Board of Directors at the first regular meeting following each Executive Committee meeting. If a vacancy occurs among the Executive Committee members between annual Board meetings, the Board upon nomination by the President, will elect a replacement.

                             ARTICLE IV - OFFICERS

     SECTION 1. GENERALLY. (a) The Board of Directors as soon as may be practicable after the annual meeting of stockholders, shall choose a President and Chief Executive Officer, one or more Vice Presidents, and a Secretary and from time to time may choose such other Officers as it may deem proper. Any number of offices may be held by the same person.

          (b) The term of office of all Officers shall be until the next annual election of Officers and until their respective successors are chosen, but any Officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of Directors then constituting the Board of Directors (without prejudice to any contract rights that an Officer may have).

          (c) All Officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such Officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

     SECTION 2.  PRESIDENT AND CHIEF EXECUTIVE OFFICER.   The President and
Chief Executive Officer (the "President") shall have general responsibility for the management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the offices of President and Chief Executive Officer or which are delegated to him or her by the Board of Directors. The President, if present, shall preside at all meetings of the Executive Committee of the Board. Subject to the direction of the Board of Directors, the President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision of all of the other Officers, employees and agents of the Corporation.

     SECTION 3.  VICE PRESIDENT.    The Vice President or Vice Presidents shall
perform the duties of the President in his or her absence or during his disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors, the Chairman of the Board or the President. A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President.

     SECTION 4.  SECRETARY.   The Secretary or an Assistant Secretary shall
issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairman of the Board or the President.

     SECTION 5.  ASSISTANT SECRETARIES AND OTHER OFFICERS.   The Board of
Directors may appoint one or more Assistant Secretaries and such other Officers who shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors, the Chairman of the Board or the President.

     SECTION 6.  ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS.
Unless otherwise directed by the Board of Directors, the President or any Officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to, any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

                               ARTICLE V - STOCK

     SECTION 1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the President, and by the Secretary or an Assistant Secretary, or any Treasurer or Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

     SECTION 2.  TRANSFERS OF STOCK   Transfers of stock shall be made only upon
the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

     SECTION 3.  RECORD DATE.   In order that the Corporation may determine the
stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 4.  LOST, STOLEN OR DESTROYED CERTIFICATES.   In the event of the
loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     SECTION 5. REGULATIONS. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                             ARTICLE VI - NOTICES

     SECTION 1. NOTICES. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, Director, Officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the U.S. mails, postage prepaid, or by sending such notice by facsimile transmission or by courier. Any such notice shall be addressed to such stockholder, Director, Officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by facsimile transmission or other courier, shall be the time of the giving of the notice.

     SECTION 2.  WAIVERS.   A written waiver of any notice, signed by a
stockholder, Director, Officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, Officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                          ARTICLE VII - MISCELLANEOUS

     SECTION 1. FACSIMILE SIGNATURES. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any Officer or Officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     SECTION 2. CORPORATE SEAL.   The Board of Directors may provide a suitable
seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary or an assistant to the Chief Financial Officer.

     SECTION 3. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each Director, each member of any committee designated by the Board of Directors, and each Officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its Officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

     SECTION 4. FISCAL YEAR.   The fiscal year of the Corporation shall be as
fixed by the Board of Directors.

     SECTION 5. TIME PERIODS. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                           ARTICLE VIII - AMENDMENT

     The Board of Directors may amend, alter or repeal these Bylaws at any meeting of the Board, provided notice of the proposed change is given not less than two days prior to the meeting. The stockholders shall also have power to amend, alter or repeal these Bylaws at any meeting of stockholders, provided notice of the proposed change was given in the Notice of the Meeting; provided, however, that, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock Designation or these Bylaws, the affirmative votes of the holders of at least 80% of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provisions of these Bylaws.

                                                                     EXHIBIT C-1


                       RESTATED ORGANIZATION CERTIFICATE
                                      OF
                             ONEIDA FINANCIAL, MHC
                      (FORMERLY INTERIM ONE SAVINGS BANK)

     We, Nicholas J. Christakos, being the Chairman of the Board, Michael R. Kallet, being the President and Chief Executive Officer, and Patricia A. Zupan, being the Secretary, of The Oneida Savings Bank, do hereby certify as follows:

     The text of the Organization Certificate of Interim One Savings Bank is hereby amended and restated in its entirety to read as follows:

     SECTION 1: CORPORATE TITLE. The name of the mutual holding company hereby organized is Oneida Financial, MHC (the "Mutual Holding Company"), and its principal office is located at 182 Main Street, Oneida, New York 13421-1676.

     SECTION 2: DURATION. The duration of the Mutual Holding Company is perpetual.

     SECTION 3: PURPOSE AND POWERS. The purpose of the Mutual Holding Company is to pursue any or all of the lawful objectives of a New York chartered mutual savings bank chartered under Article VI and Article XVI of the New York Banking Law, and to exercise all of the express, implied, and incidental powers conferred thereby and all acts amendatory thereof and supplemental thereto, other than right to accept deposits, subject to the Constitution and the laws of the State of New York as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the New York State Banking Department (the "NYSBD"). In addition, the Mutual Holding Company shall possess all of the rights and powers available to a mutual holding company under Article VI-C of the New York Banking Law.

     SECTION 4: CAPITAL. The Mutual Holding Company shall have no capital stock.

     SECTION 5: TRUSTEES. The Mutual Holding Company shall be under the direction of a board of Trustees. The authorized number of Trustees shall not be fewer than seven (7) nor more than twenty (20), as determined from time to time by resolution of the Board of Trustees. Trustees shall be elected by a vote of a majority of the Board of Trustees. Notwithstanding the foregoing, Trustees may be removed for good cause as determined by the Board of Trustees.

     SECTION 6: INCORPORATORS. The name, place of residence and citizenship of each incorporator is set forth below:

Full name                       Residence         Citizenship
---------                       ---------         -----------

Nicholas J. Christakos      4216 Syracuse Rd      New York/USA
                           Cazenovia, NY 13035

Michael R. Kallet          412 Elizabeth Street   New York/USA
                            Oneida, NY 13421

Patricia D. Caprio            RD 2 Box 318        New York/USA
                           Hamilton, NY 13346

Edward J. Clarke          106 Lincklaes Street    New York/USA
                        Cazenovia, NY 13035-1031

James J. Devine            624 Deerfield Drive    New York/USA
                             Oneida, NY 13421

John E. Haskell             414 South Avenue      New York/USA
                            Oneida, NY 13421

William D. Matthews       621 Patio Circle Dr.    New York/USA
                            Oneida, NY 13421

Michael W. Milmoe          115 Stroud Street      New York/USA
                          Canastota, NY 13032

Richard B. Myers           312 Broad Street       New York/USA
                           Oneida, NY 13421

Frank O. White, Jr.          RD 2 Box 44          New York/USA
                          Hamilton, NY 13346


          SECTION 7. INITIAL TRUSTEES. The names of the incorporators who shall be Trustees until the first annual meeting are the same individuals named in Section 6 above.

          SECTION 8:  AMENDMENT.   Any  amendment to this Organization
Certificate shall be adopted by a majority vote of the Board of Trustees and shall be effective upon the filing of the amendment with the NYSBD or otherwise as provided in such procedures as may be set forth by the regulations of the NYSBD.

          IN WITNESS WHEREOF, we have made, signed and acknowledged this
Organization Certificate in duplicate, this   ______________ day of _________,
1998.

                                             ___________________________________
                                             Michael R. Kallet
                                             President and Chief Executive
                                             Officer


_______________________________              ___________________________________
Nicholas J. Christakos, Trustee              John E. Haskell, Trustee


_______________________________              ___________________________________
Michael R. Kallet, Trustee                   William D. Matthews, Trustee


_______________________________              ___________________________________
Patricia D. Caprio, Trustee                  Michael W. Milmoe, Trustee


_______________________________              ___________________________________
Edward J. Clarke, Trustee                    Richard B. Myers, Trustee


_______________________________              ___________________________________
James J. Devine, Trustee                     Frank O. White, Jr., Trustee



                                             ___________________________________
                                             Patricia A. Zupan
                                             Secretary

STATE OF NEW YORK  )
                   )   ss:
COUNTY OF MADISON  )


          On the____ day of ________, 1998, there personally appeared before me Nicholas J. Christakos, Michael R. Kallet, Patricia D. Caprio, Edward J. Clarke, James J. Devine, John E. Haskell, William D. Matthews, Michael W. Milmoe, Richard B. Myers and Frank O. White, Jr., to me known to be the individuals described in and who executed the foregoing certificate, and severally acknowledged to me that they executed the same and that the contents thereof are true.



                                                  ____________________________
                                                  Notary Public

                                                                     EXHIBIT C-2
                                    BYLAWS
                                      OF
                             ONEIDA FINANCIAL, MHC


     SECTION 1. NUMBER AND QUALIFICATIONS OF TRUSTEES. The number of Trustees of Oneida Financial, MHC (the "Mutual Holding Company") shall be as determined from time to time by resolution of the Board of Trustees. Such number shall not be less than seven (7) or more than twenty (20). Each of the Trustees shall be a citizen of the United States and at least eighteen (18) years of age and shall not be a Trustee, officer or employee of any other banking organization (other than The Oneida Savings Bank). No person shall be eligible for election as a Trustee who is seventy (70) years of age or more. As used in these Bylaws, the phrase "all the Trustees" shall mean the total number of Trustees the Mutual Holding Company would have if there were no vacancies on the Board of Trustees.

     SECTION 2. ELECTION AND TERM OF OFFICE. Except as otherwise provided by law or these Bylaws, each Trustee of the Mutual Holding Company shall be elected at a regular meeting of the Board of Trustees and shall hold office until his or her resignation or removal or other forfeiting or vacating of his or her office.

     SECTION 3. MEETINGS OF THE BOARD. The Board of Trustees shall meet regularly without notice at the principal office of the Mutual Holding Company at least once each year at an hour and date fixed by resolution of the Board, provided that the place of meeting may be changed by the Trustees. The President or the Chairman of the Board of the Mutual Holding Company may call a special meeting. If the President is absent or disabled, any two or more Trustees may do so. A majority of the authorized Trustees shall constitute a quorum for the transaction of business. The act of a majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Board. Action may be taken without a meeting if unanimous written consent is obtained for such action. The meetings shall be under the direction of a Chairman, appointed annually by the Board, or in the absence of the Chairman, the meetings shall be under the direction of the President.

     SECTION 4. NOTICE OF MEETING. Any regular meeting of the Board of Trustees may be held without notice, if the date, hour or place of such meeting have been fixed by the Board of Trustees. Except as provided in the preceding sentence, notice of each regular or special meeting of the Board of Trustees, stating the date, hour and place thereof, shall be given by the Secretary to each Trustee (a) not less than seventy-two (72) hours before the meeting by depositing the notice in the United States mail, with first-class postage thereon prepaid, directed to each Trustee at the address designated by him or her for such purpose (or, if none is designated, at his or her last known address) or (b) not less than twenty-four (24) hours before the meeting by (i) delivering the same to each Trustee personally, (ii) sending the same by facsimile or other electronic transmission to the address designated by him or her for such purpose (or, if none is designated, to his or her last known address) or (iii) delivering the notice to the address designated by him or her for such purpose (or, if none is designated, to his or her last known address). Notice of a meeting need not be given to any Trustee who submits a signed waiver of notice whether before or after the meeting or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.

     SECTION 5. OFFICERS, EMPLOYEES AND AGENTS. At the annual meeting of the Board of Trustees of the Mutual Holding Company, the Board shall elect a Chairman from among the members of the Board of Trustees, a President, one or more Vice Presidents, a Secretary, and a Treasurer; provided, that the offices of President and Secretary may not be held by the same person and a Vice President may also be the Treasurer. The Board may appoint such additional officers, employees, and agents as it may from time to time determine. The term of office of all officers shall be one year or until their respective successors are elected and qualified; but any officer may be removed at any time by the Board. In the absence of designation from time to time of powers and duties by the Board, the officers shall have such powers and duties as generally pertain to their respective offices.

     The Mutual Holding Company will indemnify any present or former Trustee, officer or employee to the maximum extent permitted or required by law. The right to be indemnified will extend to the beneficiaries and legal representatives of each person entitled to be indemnified. The right to be indemnified shall apply regardless of any other rights to which the Trustee, officer or employee or his or her beneficiaries or legal representatives may be entitled. This provision establishes a contract right which may be enforced by any person covered. Any indemnification by the Mutual Holding Company of the Mutual Holding Company's personnel is subject to any applicable rules or regulations of the New York State Banking Department (the "NYSBD").

     SECTION 6. RESIGNATION OR REMOVAL OF TRUSTEES. Any Trustee may resign at any time by sending a written notice of such resignation to the office of the Mutual Holding Company delivered to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt of such written notice by the Secretary. Any Trustee may be removed for cause as provided by law, at any regular meeting of the Board of Trustees by the affirmative vote of three-fourths (3/4ths) of all the Trustees, provided that notice of such meeting referring to the proposed action shall have been given to each Trustee in accordance with these Bylaws. The office of any Trustee so removed shall be forfeited and become vacant as provided by law.

     SECTION 7. TRUSTEE EMERITI. The Board may elect annually Emeriti Members of the Board consisting of former Board Members who have retired after being no longer eligible for re-election as a Trustee because of the age limit set forth in Section1 of these Bylaws. No Emeritus Member may be elected or serve after his/her seventy-fifth (75th) birthday. Trustees Emeriti must have previously served as members of the Board of Trustees. Emeriti Members are entitled to receive notice of all Board Meetings. They may attend Board Meetings but shall not have the right to vote nor shall such position carry with it any of the responsibilities, powers and privileges of the regular members of the Board.

     SECTION 8. POWERS OF THE BOARD. The Board of Trustees shall have the power:

          (a) By resolution, to appoint from among its members and remove an executive committee, which committee shall have and may exercise the powers of the Board between the meetings of the Board, but no such committee shall have the authority of the Board to amend the Organization Certificate or Bylaws, adopt a plan of merger, consolidation, dissolution, or provide for the disposition of all or substantially all the property and assets of the Mutual Holding Company. Such committee shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law;

          (b) To appoint and remove by resolution the members of such other committees as may be deemed necessary and prescribe the duties thereof;

          (c) To fix the compensation of Trustees, officers, and employees, and to remove any officer or employee at any time with or without cause; and

          (d) Such other powers as permitted, expressly or impliedly, by law and regulation.

     SECTION 9. EXECUTION OF INSTRUMENTS, GENERALLY. All documents and instruments or writings of any nature shall be signed, executed, verified, acknowledged, and delivered by such officers, agents, or employees of the Mutual Holding Company or any one of them and in such manner as from time to time may be determined by resolution of the Board. All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Mutual Holding Company whatsoever shall be signed by such officer or officers or such agent or agents of the Mutual Holding Company and in such manner as the Board may from time to time determine. Endorsements for deposit to the credit of the Mutual Holding Company in any of its duly authorized depositories shall be made in such manner as the Board may from time to time determine. Proxies to vote with respect to shares or accounts of other associations or stock of other corporations owned by, or standing in the name of, the Mutual Holding Company may be executed and delivered from time to time on behalf of the Mutual Holding Company by the President or a Vice President and the Secretary or an Assistant Secretary of the Mutual Holding Company or by any other persons so authorized by the Board.

     SECTION 10. SEAL. The seal of the Mutual Holding Company shall be in such form as may be determined from time to time by the Board of Trustees. The seal on any Mutual Holding Company obligation for the payment of money may be a facsimile.

     SECTION 11. AMENDMENT. Adoption of any Bylaw amendment, as long as consistent with applicable law, rules and regulations, and which adequately addresses the subject and purpose of the stated Bylaw section, shall be effective upon the affirmative majority vote of the Board of Trustees.

                                       3